UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12
PAR TECHNOLOGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
The 2023 annual meeting of shareholders (the “Annual Meeting”) of PAR Technology Corporation, a Delaware corporation (“PAR,” “Company,” “we,” “us,” or “our”) will be held as follows:

DATE AND TIME Thursday, June 1, 2023 Meeting begins: 10:00 a.m. Online check-in begins: 9:45 a.m. (all times Eastern Time)	PLACE Virtual-only via live audio webcast at www.virtualshareholdermeeting.com/PAR2023	RECORD DATE April 10, 2023
ITEMS OF BUSINESS
BOARD PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1.	To elect 6 director nominees named in the accompanying proxy statement to serve until the 2024 annual meeting of shareholders.	✔ FOR each director nominee	Page 5 of Proxy Statement
2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“say-on-pay” vote).	✔ FOR	Page 46 of Proxy Statement
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023.	✔ FOR	Page 47 of Proxy Statement
To transact other business that may properly come before the Annual Meeting.
ADJOURNMENTS AND POSTPONEMENTS
The items of business described above will be considered at the Annual Meeting, including at any time and date to which the Annual Meeting may be properly adjourned or postponed.
VIRTUAL MEETING ATTENDANCE AND VOTING
ATTENDANCE
To attend and participate in the Annual Meeting, if you are a registered holder, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. If you are a beneficial owner and your shares are registered in the name of a broker, bank, or other nominee and your voting instruction form or Notice of Internet Availability of Proxy Materials (“Notice”) indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend and participate in the Annual Meeting. Shareholders will be able to vote their shares electronically and submit questions during the Annual Meeting.
VOTING
Who can vote	Shareholders as of the Record Date

In advance of the Annual Meeting

Internet	www.proxyvote.com

Telephone	1-800-690-6903

Mail	complete, sign, date, and return the proxy card

During the Annual Meeting	www.virtualshareholdermeeting.com/PAR2023
A complete list of shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours at our principal executive offices, 8383 Seneca Turnpike, New Hartford, New York 13413, for examination by any shareholder for any purpose germane to the meeting at least 10 days prior to the Annual Meeting. The shareholder list will also be available on the bottom of your screen during the Annual Meeting after entering your 16-digit control number on the Notice of Internet Availability or proxy card that you received, or on the materials provided by your broker, bank, or other nominee.
By Order of the Board of Directors,

Savneet Singh,
Chief Executive Officer and President
New Hartford, New York
April 17, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Thursday, June 1, 2023 at 10:00 a.m., Eastern Time. This Notice of 2023 Annual Meeting of Shareholders, Proxy Statement, and 2022 Annual Report on Form 10-K/A are available at www.proxyvote.com.

Forward-Looking Statements and Website References.
This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond PAR’s control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this proxy statement. Factors, risks, trends, and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this proxy statement are discussed in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 (“2022”) and other filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.
Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement or into any of our other filings with the SEC.

2023 ANNUAL MEETING OF SHAREHOLDERS
To be held June 1, 2023
PROXY STATEMENT
The Board of Directors (“Board”) of PAR Technology Corporation is soliciting your proxy for use at PAR’s annual meeting of shareholders (“Annual Meeting”) to be held on Thursday, June 1, 2023 at 10:00 a.m., Eastern Time, virtually by a live audio webcast at www.virtualshareholdermeeting.com/PAR2023.
This proxy statement, accompanying form of proxy, and Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 (“2022 Annual Report”) or Notice of Internet Availability of Proxy Materials are first being sent or made available on April 17, 2023 to PAR shareholders entitled to notice of and to vote at the Annual Meeting. We use the terms “PAR,” “Company,” “we,” “us,” and “our” in this proxy statement to refer to PAR Technology Corporation, a Delaware corporation. PAR’s principal executive offices are located at 8383 Seneca Turnpike, New Hartford, New York 13413.
INFORMATION ABOUT THE PROXY MATERIALS AND VOTING
Who is entitled to notice and to vote at the Annual Meeting?
Only shareholders of record of PAR common stock at the close of business on April 10, 2023, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On April 10, 2023, there were 27,390,179 shares of common stock outstanding. Each share of common stock is entitled to one vote.
Shareholder of Record; Shares Registered in Your Name.
If on April 10, 2023 your shares were registered directly in your name, then you are a shareholder of record and you may vote on the matters to be voted upon at the Annual Meeting. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with the instructions you provide.
Beneficial Owners; Shares Registered in the Name of a Broker, Bank, or Other Nominee.
If on April 10, 2023 your shares were not registered in your name, but rather in the name of a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and a Notice of Internet Availability (“Notice”) is being forwarded to you by that organization, which is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote your shares. You are also invited to attend the Annual Meeting. Beneficial owners whose voting instruction form or the Notice indicates that they may vote their shares through the http://www.proxyvote.com website may attend and participate in the Annual Meeting using the 16-digit control number included on that instruction form or the Notice. Otherwise, beneficial owners should contact their broker, bank or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend and participate in the Annual Meeting. If you have any questions about your control number or how to obtain one, please contact the broker, bank or other nominee that holds your shares.
Participating in the Annual Meeting.
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location.
The meeting will be conducted by a live audio webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/PAR2023 and enter the 16-digit control number included on your Notice or on your proxy card or voting instruction form, or otherwise provided to you by your broker, bank, or other nominee. You may begin to log into the Annual Meeting platform at 9:45 a.m., Eastern Time, and the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on June 1, 2023.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/PAR2023, type your question into the “Ask a Question” field, and click “Submit.” We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Matters to be voted on at the Annual Meeting.
We are asking our shareholders to consider and vote on the following matters:
•  Proposal 1: Election of 6 director nominees named in this proxy statement to serve until the 2024 annual meeting of shareholders;
•  Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“say-on-pay” vote);
•  Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•  Other business, if properly raised.
The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the individuals named on the proxy card will vote your shares in their discretion on such other business.
How do I vote my shares?
Shareholders of record on April 10, 2023 may vote their shares over the Internet, by telephone or mail; and, during the Annual Meeting.
In advance of the Annual Meeting
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2023. If you are a beneficial owner, the availability of online voting may depend on the voting procedures of the organization that holds your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 31, 2023. If you are a beneficial owner, the availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating the proxy card received and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting/PAR2023. You will need the 16-digit control number included on your Notice or on your proxy card or voting instruction form or otherwise provided to you by your broker, bank, or other nominee. If you previously voted via the Internet, telephone, or mail, you will not limit your right to vote online at the Annual Meeting.
Can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time prior to the vote during the Annual Meeting.
You may change your vote by: (1) properly granting a new proxy bearing a later date (which automatically revokes an earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413, prior to your shares being voted; or (3) attending the Annual Meeting and voting your shares electronically during the Annual Meeting. Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again at the Annual Meeting. Your most current vote will be counted.
If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will need to follow the voting instructions provided to you by your broker, bank, or other nominee as to how you may revoke your proxy and change your vote.
What constitutes a quorum?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live audio webcast or by proxy, of the holders of a majority of the shares of PAR common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
An “abstention” occurs when a shareholder affirmatively declines to vote on a proposal. A broker non-vote occurs when shares held by a broker, bank, or other nominee in “street name” are not voted with respect to one or more proposals because the nominee did not receive voting instructions from the beneficial owner of the shares on non-routine proposals for which the nominee lacks discretionary voting power to vote the shares. Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023 is the only proposal for consideration by shareholders at the Annual Meeting that brokers, banks, and other nominees are expected to have discretionary authority to vote.
What vote is required to approve each proposal?
Proposal		Voting Options	Vote Required	Effect of Votes
1	Election of Directors	“For” or “Withhold”	A plurality of votes cast (which means the six (6) director nominees receiving the most “For” votes will be elected).	“Withhold” votes and broker non-votes will have no effect on the results.

2	Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“say-on-pay” vote)	“For”, “Against” or “Abstain”	A vote “For” by a majority of votes cast.	Abstentions and broker non-votes will have no effect on the results.

3	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	“For”, “Against” or “Abstain”	A vote “For” by a majority of votes cast.	Abstentions will have no effect on the results of the vote.
What if I return a proxy card but do not make specific choices?
All properly signed proxy cards returned in time to be counted at the Annual Meeting will be voted by the named proxies at the Annual Meeting. Where you have specified how your shares should be voted on a proposal, your shares will be voted in accordance with your instructions; if you properly sign your proxy card, but you do not indicate how your shares should be voted on a proposal, your shares will be voted as the Board recommends. The Board recommends a vote FOR the six (6) director nominees identified in Proposal 1 and FOR Proposals 2 and 3.

What is “householding” and how does it work?
If you are the beneficial owner of shares held in “street name”, the broker, bank, or other nominee that holds your shares may deliver a single Notice of 2023 Annual Meeting of Shareholders, proxy statement and 2022 Annual Report, along with individual proxy cards or individual voting instruction forms to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge Financial Solutions by calling 1-866-540-7095, or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attn: Householding Department. If you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Attn: Investor Relations, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413 or (315) 738-0600.
Who is paying for this proxy solicitation?
PAR will bear the cost of soliciting proxies. We will reimburse brokers, banks, and other nominees for reasonable expenses that they incur in sending proxy materials to beneficial owners of our common stock. PAR has engaged Morrow Sodali LLC to assist with the solicitation of proxies. We expect to pay Morrow Sodali LLC a fee of $7,500 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.

PROPOSAL 1 – ELECTION OF DIRECTORS
PAR’s Board of Directors is set at six (6) directors, and at the Annual Meeting shareholders will vote to elect the six (6) director nominees to serve until the 2024 annual meeting of shareholders. All director nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the director nominees are unable or unwilling to serve, and each director nominee has consented to be named in this proxy statement and to serve if elected. Each director nominee is currently serving as a director of the Company and was elected by our shareholders at the 2022 annual meeting of shareholders.
As reflected in the biographies of the director nominees below, our directors bring a diverse mix of highly relevant and complementary skills, experiences, and backgrounds, which facilitates strong oversight of PAR’s management and strategy.
Directors Nominees
The following provides summary information about the Company’s directors, who are also the director nominees.
DIRECTORS AND DIRECTOR NOMINEES POSITIONS AND OFFICES WITH THE COMPANY	AGE	DIRECTOR SINCE
Keith E. Pascal	58	2021
Douglas G. Rauch IND	71	2017
Cynthia A. Russo IND	53	2015
Narinder Singh IND	49	2021
Savneet Singh Chief Executive Officer and President	39	2018
James C. Stoffel IND	77	2017
IND	Independent under the listing standards of the New York Stock Exchange (NYSE) and our Corporate Governance Guidelines.
The Board of Directors unanimously recommends a vote FOR the election to the Board of each director nominee.

SAVNEET SINGH | 39 CEO AND PRESIDENT, PAR TECHNOLOGY CORPORATION DIRECTOR SINCE: 2018

OTHER PUBLIC COMPANY BOARDS
Current: None
Prior:
 • CDON AB (NASDAQ Nordic: CDON)
 •  Blockchain Power Trust (TSXV: BPWR.UN; TEP.DB)
 • Sharp Spring, Inc. (NASDAQ: SHSP)
 •  Osprey Technology Acquisition Corp. (NYSE: SFTW.U)
Business and Other Experience
Mr. Singh joined the Company’s Board of Directors in April 2018 and has served as the Chief Executive Officer and President of the Company and President of ParTech, Inc. since March 2019. Mr. Singh previously served as the Interim Chief Executive Officer and President of the Company and Interim President of ParTech, Inc. from December 2018 until March 2019. Since June 2018, Mr. Singh has been a partner of CoVenture, LLC, a multi-asset manager with funds in venture capital, direct lending, and crypto currency. From 2017 to 2018, Mr. Singh served as the managing partner of Tera-Holdings, LLC, a holding company of niche software businesses that he co-founded. In 2009, Mr. Singh co-founded GBI, LLC (f/k/a Gold Bullion International, LLC (GBI)), an electronic platform that allows investors to buy, trade and store physical precious metals. During his tenure at GBI, from 2009 to 2017, Mr. Singh served as GBI’s chief operating officer, its chief executive officer, and its president.
Other Key Qualifications
As an entrepreneur, investor and board member of public companies, Mr. Singh brings unique insight and a strategic perspective to the Company’s business and strategies.

KEITH E. PASCAL | 58 DIRECTOR SINCE: 2021

OTHER PUBLIC COMPANY BOARDS
Current:
 • BJ’s Restaurants, Inc. (NASDAQ: BJRI)

Prior: None
Business and Other Experience
Mr. Pascal has served as Vice President and Secretary of Act III Holdings, LLC, a Boston-based investment fund, and of Act III Management LLC, a service company to the restaurant, hospitality, and entertainment industries, since March 2018. In addition, Mr. Pascal is the Founder, and since 2008 has served as President of 12:51:58 MW LLC, a provider of an enterprise software platform for global restaurant and retail operators. From January 2015 to March 2018, Mr. Pascal worked for Panera Bread, a chain store of bakery-café fast casual restaurants, where he served as a consultant and was named Chief Concept Officer in November 2017. Mr. Pascal served as CEO of Goji, a developer of high-tech cooking technology, from 2010 to 2012, as the CEO of Torex Retail PLC Hospitality Division from 2006 to 2008, and is the Founder and served as CEO of Savista, a point-of-sale software and business process outsourcing company serving the global restaurant industry, from 1999 to 2006. Mr. Pascal started his career in operations at McDonald’s Corp.
Other Key Qualifications
Mr. Pascal brings to the Board over 30 years of restaurant operations experience and senior leadership experience, with both private and public national restaurant chains, and significant experience in the restaurant industry, as both an investor and as a director. He offers valuable financial expertise and public company governance experience as a member of the board of another public company.

DOUGLAS G. RAUCH | 71 INDEPENDENT DIRECTOR DIRECTOR SINCE: 2017
COMMITTEES
 •  Nominating and Corporate Governance Committee (Chair)
 • Audit Committee
 • Compensation Committee
OTHER PUBLIC COMPANY BOARDS
Current:
 • Sprouts Farmers Market, Inc. (NASDAQ: SFM)

Prior: None
Business and Other Experience
Mr. Rauch spent 31 years with Trader Joe’s Company, a national chain of neighborhood grocery stores, the last 14 years as a President until his retirement in June 2008. Since June 2015, Mr. Rauch has served as the Founder/President of Daily Table, an innovative non-profit retail solution to bring affordable nutrition to the food insecure in Boston’s inner city. He previously served as CEO of Conscious Capitalism, Inc., a nonprofit organization, from August 2011 to July 2017, where he continues to serve as director emeritus. Since February 2020, Mr. Rauch has served as a director of Sprouts Farmers Market, Inc. (NASDAQ: SFM), a grocery store offering affordable, fresh, natural and organic products, where he serves as the Chair of the Audit Committee. From October 2009 to October 2019, Mr. Rauch served as a trustee at the Olin College of Engineering and he serves as a director or as an advisory board member of several for profit and non-profit companies.
Other Key Qualifications
Mr. Rauch brings to the Board extensive knowledge and operational experience in the food service/grocery industry and brings important insights and perspectives on technology solutions to the restaurant and retail space. He has created and led the implementation of key business operational strategies, and offers valuable financial expertise and senior leadership experience, including a strong understanding of employee health and culture issues. He also brings public company governance experience as a member of the board and board committee of another public company.

CYNTHIA A. RUSSO | 53 INDEPENDENT DIRECTOR DIRECTOR SINCE: 2015
COMMITTEES
 • Audit Committee (Chair)
 •  Nominating and Corporate Governance Committee
 • Compensation Committee

OTHER PUBLIC COMPANY BOARDS
Current:
 • Verra Mobility Corporation (NASDAQ: VRRM)

Prior:
 • UserTesting, Inc. (NYSE:USER)
Business and Other Experience
Ms. Russo has more than 25 years’ experience in financial and operations management with global, growth technology companies. Since June 2019, Ms. Russo has served as a director of Verra Mobility Corporation (NASDAQ: VRRM), a provider of smart mobility technology solutions and services throughout the United States, Australia, Canada and Europe, where she serves on the Audit and Compensation Committees. Ms. Russo is also a director of Verifone, Inc., a a world leader in payment and commerce solutions, where she serves as the Audit Committee Chair. Ms. Russo served as a director and Chair of the Audit Committee of UserTesting, Inc. (NYSE: USER), an on-demand human insight platform that enables organizations to deliver a better customer experience, from 2021 to January 2023, when it was sold to Thoma Bravo and Sunstone Partners. From March 2021 to September 2022, Ms. Russo served as Interim Chief Financial Officer of Optoro, Inc., an end-to-end reverse logistics technology solution for all stages of a returns lifecyle. Ms. Russo previously served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based enterprise event management platform, from September 2015 to September 2018. Prior to that, Ms. Russo served as Executive Vice President and CFO of MICROS Systems, Inc., a global, public enterprise information system software, hardware and services company for retail and hospitality industries (NASDAQ: MCRS). During her 19 years at MICROS, Ms. Russo served in a variety of senior financial roles until MICROS Systems’ acquisition by Oracle in September 2014.
Other Key Qualifications
Ms. Russo’s more than 30-year career as a certified public accountant provides the Board substantial knowledge regarding financial and risk management matters, including cybersecurity risks, as well as valuable operational and senior leadership expertise. She brings public company governance experience as a member of boards and board committees of other public companies. She is a certified public accountant and certified internal auditor.

NARINDER SINGH | 49 INDEPENDENT DIRECTOR DIRECTOR SINCE: 2021
COMMITTEES
 •  Nominating and Corporate Governance Committee
 • Compensation Committee
OTHER PUBLIC COMPANY BOARDS
Current: None

Prior: None
Business and Other Experience
Mr. Singh is the Co-founder of LookDeep Inc., and has served as its Chief Executive Officer since March 2019. Mr. Singh is also a Co-founder, and he served as a director of Appirio Inc., a leader in delivering cloud innovation to companies through emerging technologies, from September 2006 until its acquisition by Wipro Limited in November of 2016. At Appirio, Mr. Singh also served as President and Chief Strategy Officer of Topcoder, a division of Appirio and a crowdsourcing design, development, and data science community with more than one million members. Prior to working at Appirio, Mr. Singh worked at SAP SE in the Office of the CEO as a part of the Corporate Strategy Group from July 2004 to September 2006. While at SAP SE, Mr. Singh led initiatives on sales, maintenance, and competitive strategies. From November 1998 to March 2004, Mr. Singh led research and development, sales, and marketing activity as Vice President and General Manager at webMethods focusing on integration, BPM/workflow technologies. Mr. Singh began his career with Accenture (NYSE:ACN) in September 1995 at its Center for Strategic Technology and worked there until November 1998. Mr. Singh holds a Bachelor of Science from Northwestern University, an MBA from the Wharton School of Business and a Masters in Translation Medicine from University of California, San Francisco and Berkley. Mr. Singh also serves on the board of directors of the Sikh Coalition, a not-for-profit association.
Other Key Qualifications
Mr. Singh brings to the Board significant leadership experience in the technology industry, including experience with software development and the execution of go-to-market strategies. He has been recognized for his leadership by the New York Times, and was named one of San Francisco Business Times 40 under 40. Mr. Singh has appeared on CNN, C-Span, and the Daily Show to discuss topics ranging from immigration policy, job creation, and inclusion in the aftermath of mass violence, he represented Appirio at the World Economic Forum, and he has testified before the U.S. House of Representatives, Science Committee on innovation. Mr. Singh brings financial expertise and a strong understanding of the issues facing both mature and start-up companies. He has valuable experience in addressing a variety of complex issues ranging from corporate strategy, organizational structure, governance, transformational change, operational performance improvement, and acquisition integration.

JAMES C. STOFFEL | 77 INDEPENDENT DIRECTOR DIRECTOR SINCE: 2017 LEAD DIRECTOR SINCE: 2020
COMMITTEES
 • Compensation Committee (Chair)
 • Audit Committee
 •  Nominating and Corporate Governance Committee
OTHER PUBLIC COMPANY BOARDS
Current:
 • Aviat Networks, Inc. (NASDAQ:AVNW)

Prior:
 •  Harris Corporation (NYSE: HRS, now L3 Harris Technologies, Inc. (NYSE: LHX))
Business and Other Experience
Since 2006 Mr. Stoffel has been a senior advisor to private equity and board member of multiple public companies. From 2011 to 2019 he also served as Co-Founding General Partner of Trillium International, a private equity firm focused on growth equity investments in technology companies. From 1997 to 2005, Mr. Stoffel held various senior executive positions at Eastman Kodak Company, including as Senior Vice President, Chief Technical Officer; director of Research and Development; and Vice President, director Electronic Imaging Products Research and Development. Prior to Eastman Kodak Company, Mr. Stoffel had a 20-year career with Xerox Corporation, serving as Vice President of Corporate Research and Technology; Vice President and General Manager of Advanced Imaging Business Unit; Vice President and Chief Engineer; and other executive positions. Since January 2007, Mr. Stoffel has served on the board of directors of Aviat Networks, Inc. (NASDAQ:AVNW), where he chairs the Compensation Committee and previously served as the lead independent director from July 2010 to February 2015. From 2003 until his retirement in October 2018, Mr. Stoffel served on the board of directors of Harris Corporation (NYSE: HRS, now L3 Harris Technologies, Inc. (NYSE: LHX)).
Other Key Qualifications
Mr. Stoffel brings to the Board extensive senior leadership experience, and more than 25-years of technology expertise. Mr. Stoffel’s financial, investment and capital markets expertise and insight, and his extensive public company board experience, provides the Board with valuable perspectives, capabilities, and knowledge critical to strategy, management, and corporate governance.

CORPORATE GOVERNANCE
Identification and Evaluation of Candidates for Director. The Nominating and Corporate Governance Committee (NCGC) considers potential director candidates from many sources including shareholders, current directors, management, and others. Regardless of the source of the recommendation, the NCGC evaluates all director candidates in the same manner. In identifying and considering candidates, the NCGC considers the criteria set out in our Corporate Governance Guidelines, which can be found at https://partech.com/investor-relations. Although the Nominating and Corporate Governance Committee uses these and other criteria as appropriate to evaluate potential director candidates, other than our Bylaw requirement that directors be at least 21 years of age, the NCGC has no stated minimum qualifications for nominees.
The NCGC evaluates each director nominee in the context of the Board as a whole. It considers a nominee's experience and understanding of PAR's businesses and the nominee’s ability to bring new perspectives to the Company's long-term goals, strategies, and objectives. The Nominating and Corporate Governance Committee considers whether a director nominee meets the various independence requirements applicable to PAR directors, including whether a nominee satisfies the separate independence requirements necessary to serve on certain Board committees, and a nominee's prior board and corporate governance experience.
The Nominating and Corporate Governance Committee strives to achieve a balance of diverse backgrounds, differing points of views, and diversity with respect to gender, race, ethnic and national background, geography, age, and sexual orientation. The NCGC assesses its diversity effectiveness in this regard as part of its annual Board assessment and throughout the year through conversations with directors. Of our six directors, who are also our director nominees, two are ethnically diverse, and one is a woman, and in furtherance of Board diversity, the Board is committed to adding another woman to the Board before the 2024 annual meeting of shareholders.
Shareholder recommendations of director candidates should be sent to: Nominating and Corporate Governance Committee, c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413.
Annual Assessment. On an annual basis, each director completes an annual assessment of the Board relative to composition and size, corporate governance and Board effectiveness. The assessment is designed to capture each director’s opinion regarding the Board’s composition and performance, and solicits each director’s observations, comments, and suggestions for improvements to the Board’s composition, function, and effectiveness. The NCGC reviews the results of the annual assessment of the Board with the directors.
Director Independence. The Board has adopted categorical standards designed to assist the Board in assessing director independence. Our director independence standards, which are included in our Corporate Governance Guidelines, are designed to comply with the standards required by the NYSE and in some respects are more stringent than the NYSE director independence standards.
The Board has determined that each of Douglas G. Rauch, Cynthia A. Russo, Narinder Singh, and James C. Stoffel is “independent” as defined under the NYSE listing standards and our director independence standards. Additionally, all members of the Audit Committee and Compensation Committee have been determined by the Board to satisfy the separate independence requirements under the SEC rules and NYSE listing standards for such committees.
Board Meetings and Attendance. The Board held 7 meetings in 2022. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the portion of 2022 for which he or she was a director or committee member. The Company encourages directors to attend the annual meetings of shareholders, but such attendance is not required. Five of our directors who served during 2022 attended the 2022 annual meeting of shareholders.
Board Leadership Structure. James C. Stoffel currently serves as Lead Director of our Board. As Lead Director, Mr. Stoffel performs the function of the Chairman of the Board. The Board believes that separating the roles of Lead Director and Chief Executive Officer is appropriate because it enables our Chief Executive Officer to focus on the day-to-day operations of the Company while our Lead Director provides independent leadership to the Board. Our Lead Director’s independence uniquely situates him to represent the interests of our shareholders and provide independent evaluation and oversight of our management. He presides over all Board meetings, including executive sessions without the presence of management, and is available for consultation and direct communication with shareholders. He regularly communicates with our Chief Executive Officer and liaisons between our non-management directors and management, including our Chief Executive Officer, to help ensure that our non-management directors are fully informed and able to discuss and debate among themselves and with management the issues that they deem important. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to PAR and its future needs.
Board Oversight of Risk Management. Our Board manages the risk oversight function, with certain areas addressed by committees of the Board where such risks are inherent in a committee’s purview. In particular, our Audit Committee oversees our guidelines, policies and processes established by management relating to our financial statements, financial reporting processes and internal audit function and meets regularly with senior management and our independent auditors concerning our financial statements and financial reporting processes, including our internal control over financial reporting and the effectiveness of such processes and controls. Additionally, the Audit Committee regularly meets with management to discuss and assess management’s guidelines and policies with respect to risk assessment and risk management and our major financial risk exposures, including the nature and level of risk appropriate for the Company and management’s strategies and mitigation efforts. The Audit Committee, typically in joint session with the full Board, regularly meets and receives reports from our compliance and legal groups regarding compliance, legal and regulatory matters. Our NCGC focuses on risks associated with our corporate governance policies and practices and environmental, social and governance (“ESG”) matters, and our Compensation Committee focuses on risks related to our compensation policies and programs and oversees risks related to human capital management matters. The Board is aware of each committee’s risk oversight activities from joint sessions with the full Board and executive sessions, as well as from periodic briefings by management to the Board on specific material risks or legal developments.
Cybersecurity Risk Management. The Audit Committee, typically in joint session with the full Board, regularly meets and receives reports from our cybersecurity and information technology groups regarding our systems and data security, including quarterly updates from our director of cybersecurity and senior director of IT. As part of our cybersecurity and information technology program, we have developed an information security policy, which is aligned with the Center for Internet Security (CIS) Critical Security Controls. This policy is defined by our director of cybersecurity and approved by the security council, which is composed of cross-functional leaders from our legal, finance, compliance, and IT teams, and published and communicated to relevant internal and external parties. All employees receive regular IT security awareness training to remain informed on current best practices. Additionally, our Internal Audit team conducts regularly scheduled audits of our IT systems and business systems. We also routinely engage with a reputable, objective, and licensed auditor to comprehensively assess our controls, capabilities, and programs against stringent standards.
Anti-Hedging Transactions. Our Compliance Handbook, which applies to all our employees, officers and directors prohibits hedging or monetization transactions in our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds that permit holders to own our securities without the full risks and rewards of ownership.
Code of Conduct. Our Code of Conduct (the “Code of Conduct”) is applicable to all our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, other senior financial officers and other executive officers. The Code of Conduct is posted on our website at www.partech.com/investor-relations/. Any substantive amendments to the Code of Conduct or waivers granted to our directors, Chief Executive Officer, Chief Financial Officer, other senior financial officers or other executive officers will be disclosed by posting on our website.
Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines that our Board believes are consistent with our values, and that promote the effective functioning of our Board, its committees and the Company. Our Corporate Governance Guidelines are posted on our website at www.partech.com/ investor-relations/. These guidelines are reviewed no less frequently than annually by the Board and NCGC and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by the Board.
Communication with the Board. Interested parties may send written communication to the Board as a group, the independent directors as a group, the Lead Director (James C. Stoffel), or to any individual director by sending the communication c/o Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413. Upon receipt, the communication will be delivered to Director Stoffel (Lead

Director) or to the independent directors as a group. If the communication is addressed to an individual director, the communication will be delivered to that director. All communications regarding financial accounting, internal controls, audits, and related matters will be referred to the Audit Committee. Interested parties may communicate anonymously if they so desire.
Committees. The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee operates under a written charter that has been approved by the Board. Current copies of each committee’s charter are posted on our website at www.partech.com/investor-relations/. During 2022 our Board determined to disband the Mergers and Acquisition Committee, and its duties were assumed by the Board.
The following table provides information about the standing committees of the Board.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Keith E. Pascal
Douglas G. Rauch IND
Cynthia A. Russo IND✚
Narinder Singh IND
James C. Stoffel IND
Savneet Singh
Total Meetings in 2022	13	10	6
Chair	Member
IND Independent under the listing standards of the NYSE and our Corporate Governance Guidelines.
✚ Audit Committee Financial Expert.
AUDIT COMMITTEE
MEMBERS

Cynthia A. Russo (Chair)
Douglas G. Rauch
James C. Stoffel

Our Audit Committee
consists entirely of directors
who meet the NYSE
independence requirements
and the NYSE audit
committee additional
composition requirements.

The Board has determined that Cynthia Russo is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

PRINCIPAL RESPONSIBILITIES:

Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of the internal audit function. The Audit Committee’s primary responsibilities include:

•   Direct oversight of our independent registered public accounting firm, including appointment, compensation, evaluation, retention, work product, and pre-approval of the scope and fees of the annual audit and any other services, including review, attestation, and non-audit services;
•   Reviewing and discussing the internal audit process, scope of activities and audit results with internal audit;
•   Reviewing and discussing our quarterly and annual financial statements and earnings releases with management and our independent auditor;
•   Recommending to the Board that our quarterly and annual financial statements be included in our periodic reports filed with the SEC;
• Overseeing and monitoring our internal control over financial reporting;
•   Assisting the Board in its oversight of our cybersecurity, and compliance with legal and regulatory matters; and
• Overseeing related party transactions.

COMPENSATION COMMITTEE
MEMBERS

James C. Stoffel (Chair)
Douglas G. Rauch
Cynthia A. Russo
Narinder Singh

Our Compensation Committee consists entirely of directors who meet the NYSE independence requirements, including the additional independence requirements specific to compensation committee members.

All members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

PRINCIPAL RESPONSIBILITIES:

The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee is also charged with overseeing the Company’s human capital management strategies and policies, including diversity and inclusion, workplace environment and culture, and talent development and retention. The Compensation Committee’s other primary responsibilities include:
•   Reviewing and approving the goals and objectives relevant to our CEO’s compensation, evaluating the CEO’s performance, and determining and approving our CEO’s compensation, including incentive compensation;
•   Overseeing the administration of our compensatory plans, including incentive compensation arrangements and, where appropriate, making recommendations to the Board regarding amendments to existing plans or the adoption of new compensation plans;
•   Reviewing and approving the compensation of our other named executive officers and certain other officers; and
•   Reviewing and recommending to the Board the compensation of our non-employee directors.

The Compensation Committee administers the Company’s Clawback and Forfeiture Policy, which has been constructed to advance the Company’s commitment to conducting business with integrity, honesty, and in compliance with applicable law, and to ensure accountability of our named executive officers, senior financial and other officers, and employees. Under the policy the Compensation Committee can require reimbursement of incentive compensation in the event of a clawback triggering event, such as an accounting restatement or injurious conduct, for further information, please refer to Compensation Discussion and Analysis – Clawback and Forefeiture Policy.

The Compensation Committee has the authority to retain, oversee and compensate third party compensation consultants, legal counsel, or other advisers to assist the Committee in fulfilling its responsibilities. The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its compensation consultant to assist it in recommending the form and amount of executive and non-employee director compensation for 2022. Among other things, with respect to our 2022 compensation programs, the Compensation Committee asked Pearl Meyer to:
•  Perform an assessment as to the competitiveness of our executive compensation including total cash compensation (base salary and short-term incentive compensation (cash bonus)) and equity compensation (including structural considerations, equity components and performance matrices), relative to our peer group and broader survey data;
• Review and recommend updates to our peer group;
•  Conduct an assessment of the competitiveness of our non-employee director compensation;
• Provide legislative and regulatory updates, including compensation trends;
•  Review and provide guidance on the Compensation Discussion and Analysis and proxy advisor reports;
• Provide guidance on shareholder outreach; and
•  Provide guidance on the Company’s human capital strategy.

Prior to engaging Pearl Meyer, the Compensation Committee considered information relevant to confirm Pearl Meyer’s independence from the Board and management. Additional information regarding the services provided by Pearl Meyer with respect to our 2022 compensation programs can be found below under Compensation Discussion and Analysis – Role of Compensation Consultant. In mid-2022, the Compensation Committee transitioned from consulting with Pearl Meyer and engaged FW Cook as its independent compensation consultant.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS Douglas G. Rauch (Chair) Cynthia A. Russo Narinder Singh James C. Stoffel Our NCGC consists entirely of directors who meet the NYSE independence requirements.
PRINCIPAL RESPONSIBILITIES:

The Nominating and Corporate Governance Committee is charged with overseeing the Company’s policies, activities, opportunities, and other initiatives relating to sustainability and social responsibility in the context of the Company’s business. The NCGC’s other primary responsibilities include:

•   Developing and regularly reviewing our Code of Conduct and Corporate Governance Guidelines;
• Regularly evaluating the size and composition of the Board;
• Identifying and recommending qualified director candidates to the Board;
• Evaluating director independence and financial literacy; and
•   Conducting a performance evaluation of the Board to determine whether it and its committees are functioning effectively.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
We recognize the importance of our contributions and participation in supporting a healthy environment, economic opportunity, and social equity in the communities where we operate. Our Environmental, Social, and Governance (“ESG”) Report, which is available at https://partech.com/esg/, describes our ESG strategy, including our core pillars: Responsible Business Practices, People and Culture, Data Responsibility, and Environmental Stewardship.
Our Board, as a whole and through the NCGC and Compensation Committee, strives to govern sustainably and works with our management to oversee our ESG initiatives and sustainable business practices.
The Nominating and Corporate Governance Committee has primary oversight of our ESG practices, policies, and initiatives. The ESG group, an internal working group comprised of leaders from our legal, compliance, and human resources teams, develops, recommends, and drives implementation of our ESG initiatives and sustainability strategies across our business operations. The ESG group reports quarterly to the NCGC about the status of management’s focused initiatives pertaining to the Company’s ESG program and to describe and recommend sequential and new ESG practices, policies, and initiatives.
Our Compensation Committee oversees PAR’s human capital management strategies and opportunities, including our employee engagement, workplace environment and culture, and diversity, equity and inclusion programs. Our SVP, Human Resources periodically meets with the Compensation Committee about these matters, including reporting the results of our annual employee engagement surveys and providing updates on our DEI programs and initiatives.
Core ESG Pillars	ESG Strategy	Highlights of our ESG Practices and Initiatives
Responsible Business Practices	We are committed to sound governance and compliance, responsible business practices, and the highest standards of ethics to achieve business success and enhance long-term shareholder value.
Governance and Board Composition
 • Four of our six directors are independent,
 • Two of our directors identify as ethnically diverse,
 • One of our directors identifies as female.

We maintain a Code of Conduct and Compliance Handbook for our directors, officers, and employees.

We provide 24/7 access to anonymous reporting of violations of our Code of Conduct, Compliance Handbook, or any law, rule, or regulation.

We maintain a Supplier Code of Conduct.

People & Culture	We are creating a diverse, inclusive, and safe environment where our employees enjoy and thrive at work each day to support our customers and grow our business.
Winner of 2023 Top Workplaces USA Award by Energage.

A sponsor of the Leading Women in Technology (LWT) organization since 2022.
 • 12 PAR woman leaders to participate in LWT’s WILpower program.

We maintain a mentoring program to promote employee networking and personal development.

U.S. employee population consists of 28% ethnically diverse employees and 27% women; globally, our workforce consists of 25% women.

Data Responsibility	We earn our customers’ trust each day to keep their valued customer data safe by responsibly managing our security and privacy governance and protocols to ensure strong data protection.
We maintain a cybersecurity program designed to protect against unauthorized access to information and unsanctioned transmission of data.

Our information systems, servers, networks, workstations, and devices are managed according to CIS Critical Security Controls.

Certified in or adopted best practices from industry-leading frameworks and standard bearers:
 • Payment Card Industry Data Security Standard (PCI-DSS),
 • California Consumer Privacy Act,
 • General Data Protection Regulation (GDPR),
 • SOC 1 and SOC 2 reports for multiple products, and
 • Payment Card Industry-Software Security Framework (PCI-SSF).

Our employees are required to complete annual security awareness training and participate in additional security related training on a regular basis.

Environmental Stewardship	We strive to minimize the environmental impact of our operational footprint through energy-efficient and eco-friendly sustainable business practices.
We adopt eco-friendly business practices:
 • regular e-waste recycling,
 • data center outsourcing to reduce carbon footprint,
 • reduced shipments and packaging material through a redesign of our hardware products and packaging process, and
 • promote a location flexible work environment to reduce our operational environmental impact.

We encourage new eco-friendly business practices:
 • PAR Planet, launched to receive employee ideas on how to further reduce PAR’s carbon footprint, improve energy efficiency, and increase our use of sustainable materials.

Conflict Minerals. Our suppliers are required to comply with PAR’s Supplier Code of Conduct, which, among other things, requires suppliers to comply with the U.S. laws and regulations regarding conflict minerals sourcing.

REPORT OF THE AUDIT COMMITTEE
To the Board of Directors of PAR Technology Corporation:
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. For the fiscal year ended December 31, 2022, Deloitte & Touche LLP served as the Company’s independent registered public accounting firm. With respect to the Company’s financial reporting process, management is responsible for establishing and maintaining internal controls and preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The responsibility for auditing the Company’s consolidated financial statements and providing an opinion as to whether the Company’s consolidated financial statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. GAAP rests with Deloitte & Touche LLP, as the Company’s independent registered public accounting firm. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2022 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, Deloitte & Touche LLP’s evaluation of the overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.
AUDIT COMMITTEE
Cynthia A. Russo (Chair)
Douglas G. Rauch
James C. Stoffel
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.

TRANSACTIONS WITH RELATED PERSONS
The Board of Directors has adopted a written “Related Party Transactions Policy & Procedure” (“Policy”), which provides that the Company will only enter into a related party transaction, when the Board, acting through the Audit Committee, determines that the transaction is not inconsistent with the interests of the Company and its shareholders. Pursuant to the Policy, the Audit Committee reviews and either approves or disapproves all transactions, arrangements or relationships in which the Company or any of its subsidiaries (i) was, is or is to be a participant, and (ii) in which a director, director nominee, executive officer, a person who beneficially owns more than 5% of the Company’s common stock, or any immediate family member of any of the foregoing persons (a “related person”), has or will have a direct or indirect interest.
Under the Policy, the following related party transactions are deemed to be pre-approved by the Audit Committee: (i) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement, or the executive officer is not an immediate family member of another executive officer or director, the related compensation is required to be reported in the Company’s proxy statement and the Compensation Committee approved (or recommended the approval of) the related compensation; and (iii) any ordinary course and arms-length transaction with a related person in which the amount of the transaction involved does not exceed $50,000.
Act III Management LLC (“Act III Management”) provided software development and restaurant technology consulting services to the Company in 2022 pursuant to a master development agreement. The Company may use the services of Act III Management again in connection with other projects pursuant to separately negotiated agreements and statements of work, the terms and fees to be mutually agreed. Separately, the Company entered into a strategic advisor agreement with Act III Management and Ronald Shaich in 2022, pursuant to which Ronald Shaich, the sole member of Act III Management, serves as a strategic advisor to the Company's Board of Directors. In consideration for services provided in 2022, the Company paid Act III Management $0.6 million. Keith Pascal, a director of the Company, is an employee of Act III Management and serves as its vice president and secretary. Mr. Pascal does not have an ownership interest in Act III Management.

Executive Officers
The following are our current executive officers:
Savneet Singh. Information about Mr. Singh can be found under “Proposal 1 – Election of Directors”.
Bryan A. Menar. Mr. Menar (age 47) has served as Chief Financial Officer since January 2017. Until recently Mr. Menar also served as the Company’s Chief Accounting Officer of the Company. On March 1, 2023, Michael Steenberge was promoted to Chief Accounting Officer reporting to Mr. Menar.
Cathy A. King. Ms. King (age 60) has served as Chief Legal Officer since February 2023 and Corporate Secretary since July 2016. From July 2016 to February 2023, Ms. King served as Vice President and General Counsel.
Raju Malhotra. Mr. Malhotra (age 50) has served as Chief Product and Technology Officer since October 2021. Prior to that role, he served as Chief Product and Technology Officer of Punchh, Inc. from August 2020. Prior to joining Punchh, Inc., Mr. Malhotra was the Senior Vice President and General Manager from April 2019 to February 2020 for Marketing Cloud at Salesforce, Inc., a cloud-based software company, and Chief Product and Technology Officer at Khoros, LLC, a customer engagement software company, from November 2017 to February 2019. Prior to that, Mr. Malhotra served as Senior Vice President, Products at Conversant Media from July 2014 to May 2017.
Michael D. Nelson. Mr. Nelson (age 52) has served as President of PAR Government Systems Corporation and Rome Research Corporation since November 2021. Prior to joining PAR Government and Rome Research, Mr. Nelson spent 26 years supporting the Department of Defense and the National Intelligence Community where he held positions of increasing responsibility. Having been with Riverside Research Institute since 2001, he was promoted in February 2021 to Vice President of Intelligence and Defense Solutions after serving as Executive Director since October 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership of Directors, Director Nominees and Officers
The shares of PAR common stock beneficially owned by our directors, director nominees, PAR’s executive officers, and the holders of more than 5% of PAR’s outstanding common stock as of April 10, 2023 is set forth below. On April 10, 2023, there were 27,390,179 shares of common stock outstanding. Under the rules of the SEC, a person’s beneficial ownership of PAR common stock includes shares of common stock as to which the person has sole or shared voting or dispositive power and shares as to which the person has the right to acquire within 60 days of determination, including through the exercise of stock options or the vesting/settlement of restricted stock units payable in shares of PAR common stock. Except as otherwise indicated, the information provided in the tables below is based on our records, information filed with the SEC, and information provided to PAR.
The following table sets forth the beneficial ownership of our common stock as of April 10, 2023 by all directors and director nominees, each of the named executive officers listed in the Summary Compensation Table, and our directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares of common stock beneficially owned, subject to community property laws where applicable.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Director Nominees
Keith E. Pascal	6,034(1)	*
Douglas G. Rauch	19,965(1)	*
Cynthia A. Russo	40,225(1)	*
Narinder Singh	5,794(1)	*
Savneet Singh	See holdings below	*
James C. Stoffel	19,965(1)	*
Named Executive Officers
Savneet Singh	777,569(2)	2.78%
Bryan A. Menar	50,882(3)	*
Cathy A. King	34,678(4)	*
Raju Malhotra	77,533(5)	*
Michael D. Nelson	374	*
Directors and executive officers as a group (10 persons)	1,033,019	3.67%
*	Less than 1%
(1)	Includes 3,943 unvested restricted stock units that vest on the earlier of June 3, 2023 and the date of the Annual Meeting.
(2)	Includes 575,000 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(3)	Includes 43,070 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(4)	Includes 29,209 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.
(5)	Includes 71,149 shares subject to a currently exercisable stock option or a stock option that will be exercisable within 60 days.

Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than 5% of PAR common stock as of April 10, 2023.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors 333 South Hope Street 555th Fl Los Angeles, CA 90071	2,977,672(1)	10.87%
T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,163,459(2)	11.55%
ADW Capital Partners, L.P. 1261 99th Street Bay Harbor Islands Florida 33154	2,600,114(3)	9.49%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,845,877(4)	6.74%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,587,427(5)	5.80%
(1)
Capital Research Global Investors has sole voting power and sole dispositive power with respect to 2,977,672 shares. This information has been obtained from a Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 13, 2023.

(2)
T. Rowe Price Investment Management, Inc. has sole voting power with respect to 1,082,406 shares and sole dispositive power with respect to 3,163,459 shares. This information has been obtained from a Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. with the SEC on March 10, 2023.

(3)
ADW Capital Partners, L.P., ADW Capital Management, LLC, and Adam D. Wyden have shared voting power and shared dispositive power with respect to 2,600,114 shares. This information has been obtained from a Schedule 13G/A jointly filed by ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden with the SEC on February 13, 2023. ADW Capital Partners, L.P. is the record and direct beneficial owners of the shares covered by the Schedule 13G/A.

(4)
BlackRock, Inc. has sole voting power with respect to 1,801,133 shares and sole dispositive power with respect to 1,845,877 shares. This information has been obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2023.

(5)
The Vanguard Group has shared voting power with respect to 29,729 shares, shared dispositive power with respect to 52,542 shares, and sole dispositive power with respect to 1,534,885 shares. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023.

DIRECTOR COMPENSATION
2022 Director Compensation
Compensation for our non-employee directors in 2022 consisted of a mix of cash and equity. In February 2022, Pearl Meyer provided the Compensation Committee with an analysis of non-employee director compensation, including a review of director compensation of the Company’s peer group (the “Pearl Meyer Director Compensation Report”). The peer group of companies consisted of the same comparator group used to evaluate executive compensation and is described below in “Compensation Discussion and Analysis – Market Data and Considerations for Determining NEO Pay.”
Based on the Pearl Meyer Director Compensation Report, which included pay positioning relative to the market using PAR’s peer group, the Compensation Committee recommended to the Board of Directors that it consider adjustments to the compensation structure for non-employee directors as director pay was below the 25th percentile of the Company’s peer group. Based on the Compensation Committee’s recommendation, the Board determined to increase the compensation of our non-employee directors, effective June 4, 2022.
Position	Director Compensation Prior to Adjustment	Director Compensation effective June 4, 2022
Cash Compensation
Director	$40,000	$40,000
Lead Director	$18,000	$18,000
Audit Committee, Chair	$18,000	$20,000
Audit Committee, Member	$9,000	$10,000
Compensation Committee, Chair	$10,000	$15,000
Compensation Committee, Member	$5,000	$7,500
Nominating & Corporate Governance Committee, Chair	$7,500	$10,000
Nominating & Corporate Governance Committee, Member	$4,000	$5,000
Annual Equity Compensation	$120,000	$150,000
Cash retainers are paid to our non-employee directors in arrears. Our non-employee directors do not receive additional fees for Board or committee meeting attendance; however, we do reimburse our non-employee directors for reasonable expenses incurred to attend Board and committee meetings.
Each non-employee director received an annual award of restricted stock units having a grant date fair value of $150,000. The number of shares subject to each non-employee director’s 2022 annual grant was based on the closing price of our common stock on June 3, 2022 ($38.04), the grant date, and resulted in a grant of 3,943 time vesting restricted stock units (“RSUs”). These restricted stock units vest on the earlier of June 3, 2023 and the date of the Annual Meeting, subject to continued service through that date. The 2022 grants were made under the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”).
In 2022 compensation earned by or paid to our non-employee directors was as follows:
Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Keith E. Pascal	40,000	149,992	189,992
Douglas G. Rauch	64,962	149,992	214,954
Cynthia A. Russo	70,067	149,992	220,059
Narinder Singh	50,913	149,992	200,905
James C. Stoffel	84,933	149,992	234,925
(1)
Compensation is prorated for the number of days served on the Board and in any particular role or committee, as applicable. Additionally, amounts shown reflect adjustments to non-employee director cash compensation, commencing June 4, 2022.

(2)
This column includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) with respect to stock awards made to non-employee directors in

2022. The methodologies used in the valuation of the RSUs are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2022 Annual Report. Each non-employee director had 3,943 unvested restricted stock units outstanding at December 31, 2022 with the grant date fair value set forth in this column.
Stock Ownership Guidelines for Non-employee directors
Directors are required to hold shares of the Company’s common stock with a fair market value equal to 3x the amount of the annual cash retainer payable to the non-employee director. All shares of common stock bought by a non-employee director or the director’s immediate family member residing in the same household, all shares held in trust for the benefit of a non-employee director or his or her family, and all shares granted under the 2015 Equity Incentive Plan count toward the satisfaction of these requirements. Each non-employee director is required to attain such ownership within five (5) years of the later of: (a) the effective date of the policy (June 8, 2018) and (b) joining the Board.

OVERVIEW OF EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation for 2022, including the compensation of our named executive officers, and illustrates the objectives, elements and philosophy of our executive compensation programs.
Named Executive Officers (“NEOs”)
Our NEOs for 2022 are:

Savneet Singh Chief Executive Officer and President	Bryan A. Menar Chief Financial Officer	Cathy A. King Chief Legal Officer and Corporate Secretary	Raju Malhotra Chief Product and Technology Officer	Michael D. Nelson President, PAR Government Systems Corporation
Advisory Vote on Named Executive Officer Compensation; Shareholder Outreach
We periodically review our executive compensation programs for peer group alignment and strategic relevance as part of a long-standing compensation governance process that includes shareholder engagement. At the annual meeting in 2022, our say-on-pay proposal was approved by over 99% of the votes cast on say-on-pay, indicating significant shareholder support and reinforcing our decision to make only limited changes to our compensation programs.
Governance Highlights
We are committed to strong governance practices with respect to our compensation programs. We believe that our practices are consistent with our emphasis on tying executive compensation to short-term and long-term performance targets. The following chart highlights some of our governance practices with respect to executive compensation:
What We Do	What We Do Not Do
Maintain formulaic annual performance-based incentives

Maintain a robust clawback policy

Work with an independent compensation consultant that reports to the Compensation Committee

Allocate time for executive sessions for the Compensation Committee without management present

Maintain open lines of communication with shareholders

No excise tax gross-ups upon a change-in-control

No hedging or speculative transactions are permitted by our employees, including our named executive officers

No re-pricing of underwater stock options

No stock option grants with an exercise price less than fair market value on the grant date

No excessive perquisites to our employees, including our named executive officers

Overview of Executive Compensation
Compensation Objectives
Our executive compensation programs are built to drive creation of shareholder value by linking company and individual performance. The 2022 executive compensation programs were designed to attract, retain and incentivize top performers in a highly competitive and dynamic global market for talent, who can deliver competitive financial returns to shareholders through the achievement of short-term and long-term performance targets. To achieve this, we have maintained:
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Pay-for-Performance. The majority of executive compensation comes from our short-term (annual performance based, cash bonus (“STI”)) and long-term equity incentive (“LTI”) programs, which are structured to create strong ties between compensation and performance. Payment of annual STI bonuses is tied to the achievement of performance targets linked to established financial measures and behaviors that reinforce our core values of ownership, focus, speed and winning together; and LTI awards are granted to incentivize the delivery of long-term performance linked to the creation of shareholder value over time; and

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Competitive Compensation. We provide compensation opportunities that take into account compensation levels and practices of our peers, but without targeting any specific percentile of relative compensation by individual. Instead, our compensation programs are designed to reward top performers in a highly competitive global market for talent and align their interests with those of our shareholders.

Role of the Compensation Committee and CEO
The Compensation Committee establishes and approves the annual compensation and pay elements of our NEOs and certain other senior officers. Our CEO partners with the Compensation Committee to set performance priorities, establish target compensation ranges, and assess performance of our other NEOs (based on market data and other insight provided by our compensation consultant).
Our CEO does not make recommendations on his compensation. At least annually, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, evaluates our CEO’s performance in light of those goals and objectives and, based on this evaluation, determines and approves our CEO’s compensation, including cash and equity incentive compensation. In determining the incentive components of our CEO’s compensation, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and awards historically given to the Company’s CEO. The Compensation Committee worked directly with Pearl Meyer to develop the pay elements of our CEO’s 2022 compensation.
Role of Compensation Consultant
The Compensation Committee engaged Pearl Meyer as its independent compensation consultant to provide information and advice concerning executive and non-employee director compensation for 2022, including an annual analysis of executive and non-employee director compensation compared to peer company practice and data, as well as provide input on management materials and recommendations in advance of Compensation Committee meetings. The Compensation Committee determined that Pearl Meyer had the appropriate independence and necessary skills, knowledge, industry expertise, and experience to provide such services. Pearl Meyer also has the necessary resources to provide a comprehensive approach to executive and non-employee director compensation analysis, planning and strategy.
In late 2021, Pearl Meyer conducted an executive compensation study and provided the Compensation Committee with an analysis of the Company’s executive compensation and program design for 2022, including comparator peer group compensation data for our NEOs and analysis of other compensation matters as requested by the Compensation Committee.
In mid-2022, the Compensation Committee transitioned from consulting with Pearl Meyer and engaged FW Cook as its independent compensation consultant. FW Cook has since provided compensation analysis and peer group information which will inform the 2023 compensation of our NEOs.

Market Data and Considerations for Determining NEO Pay
As part of the Compensation Committee’s decision-making process on 2022 executive compensation elements Pearl Meyer provided an assessment of our executive compensation, including an analysis of comparator peer group compensation data and compensation survey data specific to technology companies. The 2022 peer group focused on size and industry-relevant companies taking into account revenue, number of employees and market capitalization. The following 15 companies constituted our 2022 peer group:
2022 Peer Group
Agilysys, Inc.	Alteryx, Inc.	American Software, Inc.
BigCommerce Holdings, Inc.	Bottomline Technologies, Inc.	ChannelAdvisor Corporation
E2open Parent Holdings, Inc.	Fastly, Inc.	PROS Holdings, Inc.
QAD Inc.	Shift4 Payments, Inc.	SPS Commerce, Inc.
Sumo Logic, Inc.	Upland Software, Inc.	Zuora, Inc
2022 NEO Compensation Design
The Compensation Committee’s actions with respect to our NEOs’ 2022 base salaries and STI and LTI awards, including performance targets and financial measures, reflect a deliberative process intended to ensure that the objectives of our compensation programs, specifically that such programs are based on pay-for-performance principles and will attract, retain, and reward top performers within competitive compensation ranges, are being fulfilled.
Decisions regarding 2022 NEO compensation included consideration of each of our NEO’s individual experience and expertise, skills, responsibilities, commitment, and current and anticipated sustained contributions to the Company’s achievement of its corporate goals and objectives; prior compensation adjustments, prior award accumulation, and contractual commitments (if any); and the competitiveness of our 2022 NEO compensation within our peer group and based on survey compensation data.
Base Salary. Other than Mr. Malhotra and Mr. Nelson, effective February 26, 2022 our NEOs received merit increases as shown in the table below.
NEO	2021 Base Salary	Base Salary effective February 26, 2022
Savneet Singh	$575,000	$620,000
Bryan A. Menar	$294,509	$400,000
Cathy A. King	$283,599	$400,000
Mr. Malhotra’s and Mr. Nelson’s respective base salaries of $400,000 and $325,000 were not increased during 2022.
Incentive Compensation. The 2022 financial measures for our NEOs were linked to the achievement of financial and business objectives of the Company.
Short-Term Incentive Compensation. The Compensation Committee annually sets the STI target opportunity for each NEO. For 2022, our NEOs were eligible to earn their annual STI bonuses as a percentage of their earned base salaries as follows:
The Compensation Committee annually sets the STI target opportunity for each NEO. For 2022, our NEOs were eligible to earn their annual STI bonuses as a percentage of their earned base salaries as follows:
NEO	STI target as percentage of earned base salary
Savneet Singh	100%
Bryan A. Menar	50%
Cathy A. King	50%
Raju Malhotra	87.5%
Michael D. Nelson	40%

The Compensation Committee selected financial measures for 2022 that aligned with the Company’s corporate goals and objectives, focusing on what the Compensation Committee believed to be the most impactful drivers of shareholder return. For 2022, the following financial measures served as the foundation for our NEOs’ STI awards:
Financial Measure	Rationale
Annual Recurring Revenue (ARR)(1)	A key performance indicator that enables the measurement of the financial progress of the Company.

Non-GAAP Adjusted EBITDA(2)	Used to measure the core business operating results and profitability of the Company.

Government Net Income Before Taxes	Used to measure the operating profitability of PAR Government.
(1)
ARR is the annualized revenue from our subscription services, which includes subscription fees for our SaaS solutions, related support, and transaction-based fees for payment processing services. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. The Company’s definition (and use) of the term annual recurring revenue, or ARR, is the same as live annual recurring revenue, or LARR.

(2)
Non-GAAP Adjusted EBITDA is the net loss before income taxes, interest expense and depreciation and amortization of the Company’s Restaurant/Retail segment, as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition expenses, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance.

Below are the allocations of the 2022 financial measures for each of our NEO’s respective STI award.
	Corporate		PAR Government
	ARR	Non-GAAP Adjusted EBITDA	Net Income Before Taxes
Savneet Singh	60%	40%	—
Bryan A. Menar	60%	40%	—
Cathy A. King	60%	40%	—
Raju Malhotra	60%	40%	—
Michael D. Nelson	—	—	100%
Mr. Singh’s, Mr. Menar’s, Ms. King’s, and Mr. Malhotra’s performance targets for their 2022 financial measures were(1):
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (130% of Goal)	2022 Actual
ARR	$97.75 million	$115.0 million	$149.5 million	$110.0 million
Non-GAAP Adjusted EBITDA	($47.2) million	($41.0) million	($28.7) million	($31.7) million
Payout as a percent of STI Target	50%	100%	160%	121%
Mr. Nelson’s performance target for his 2022 financial measure was(1):
	Threshold (85% of Goal)	Target (100% of Goal)	Maximum (130% of Goal)	2022 Actual
Government Net Income Before Taxes	$5.8 million	$6.8 million	$8.8 million	$7.5 million
Payout as a percent of STI Target	50%	100%	160%	110%
(1)	The bonus achievement curve had additional inflection points between threshold and target, and between target and maximum, as follows (with linear interpolation between each point):
Achievement	Payout
85%	50%
90%	75%
95%	95%
100%	100%
105%	105%
110%	110%
115%	120%
120%	130%
125%	145%
130%	160%

For 2022, the payout of STI awards to our NEOs was determined by multiplying their respective annual STI targets by the level of achievement, measured against the performance targets of our NEOs’ respective financial measures. For 2022, our NEOs earned the following STI payouts:
NEO	STI Payout	STI Payout as a percent of STI Target
Savneet Singh	$750,200	121%
Bryan A. Menar	$242,000	121%
Cathy King	$242,000	121%
Raju Malhotra	$423,500	121%
Michael D. Nelson	$143,130	110%
Long-Term Incentive Compensation. The Company may grant equity awards, including stock options, restricted stock, and restricted stock units under the 2015 Equity Incentive Plan. The number of shares of Company common stock subject to a LTI award is based on the LTI target amount and the closing price of our common stock on the date of grant. The grant date of our annual LTI awards is typically the third full NYSE trading day following the Company’s disclosure of its annual financial results for the prior fiscal year, and the vesting of any performance-based awards is subject to the Compensation Committee’s certification as to the achievement of the applicable performance targets linked to the financial measures for the relevant performance period.
The following LTI awards were granted to our NEOs in 2022:
NEO	Time Vesting RSUs(1)
Savneet Singh	20,000
Bryan A. Menar	12,220
Cathy King	13,524
Raju Malhotra	39,123
Michael D. Nelson	1,695
(1)	The time vesting RSUs vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to continued employment through the applicable vesting dates.
CEO LTI Awards
On March 4, 2022, Mr. Singh was granted 20,000 time vesting RSUs with a grant date fair value of $766,800. The RSUs were granted to Mr. Singh in recognition of his contributions to the achievement of the Company’s key accomplishments in 2021, including the acquisition of Punchh Inc. in April 2021 and his leadership in concluding the Company’s public offering of its common stock and sale of convertible senior notes in September 2021. The RSUs vest in equal installments of one-third each. The first one-third vested on March 1, 2023, with the second and third installments eligible to vest on March 1, 2024 and March 1, 2025 subject to Mr. Singh's continued employment through the applicable vesting dates.
Mr. Singh was granted 170,000 performance vesting RSUs on March 17, 2020 pursuant to his February 27, 2020 employment agreement. Mr. Singh’s performance RSUs are eligible to vest in equal installments of one-third each subject to his continued employment as CEO of the Company and the achievement of performance goals determined by the Compensation Committee. For the “Second Performance Period” that began on January 1, 2021 and ended on December 31, 2022, the second one-third of the performance RSUs vested in the first quarter of 2023 upon the Compensation Committee’s certification as to the achievement of the performance targets for the Second Performance Period.
The financial measures for the Second Performance Period were Restaurant Annual Recurring Revenue Growth (“RARR Growth”) and Restaurant Annual Recurring Revenue Gross Margin (“RARR Gross Margin”). RARR Growth for the Second Performance Period was calculated as follows:
RARR Growth = (R2 – R1)/R1
Where “R1” is recurring revenue for December 2020, multiplied by 12, and “R2” is the recurring revenue for December 2022, multiplied by 12. Further, “Restaurant Annual Recurring Revenue” (or “RARR”) is

recurring revenue from the following sources: Brink SaaS, Core Services, Merchant Services, Partner Revenue and Restaurant Magic SaaS and “RARR Gross Margin” means the percentage determined by calculating RARR for the Second Performance Period, subtracting the allocable cost of goods sold, and then dividing the resulting difference by the RARR for the Second Performance Period.
The performance targets for the Second Performance Period are set forth below:
	Performance Targets(1) (January 1, 2021 – December 31, 2022)	Level of Achievement (January 1, 2021 – December 31, 2022)
RARR Growth (50%)	36.0%	37.7%
RARR Gross Margin (50%)	43.9%	44.5%
(1)	The RARR Growth target is based on the Company’s 2022 annual operating plan.
Mr. Singh’s achievement of RARR Growth in the Second Performance Period was 101.2%, which was above the achievement target of 100%. Mr. Singh’s achievement of RARR Gross Margin in the Second Performance Period was 101.4%, which was above the achievement target of 100%. The level of achievement of these performance targets resulted in the vesting of 102% of the one-third RSUs eligible to vest for the Second Performance Period.
	Threshold	Target	Maximum	Level of achievement
Level of Achievement as a percent of target (%)	80%	100%	120%	101.3%
Payout as a percent of initial grant (%)	60%	100%	130%	102%
Mr. Singh’s non-qualified stock option to purchase 575,000 shares of common stock and 170,000 time vesting RSUs granted to him on March 17, 2020 fully vested in 2022. Additionally, as of December 31, 2022, of the 170,000 performance vesting RSUs granted to Mr. Singh on March 17, 2020, 113,334 were unvested; these unvested RSUs are eligible to vest subject to the achievement of applicable performance targets linked to the Third Performance Period, which commenced January 1, 2022 and ends December 31, 2023, refer to Employment Arrangements in effect for 2022.
Other NEO Fiscal Year 2021 (FY 2021) LTI Awards
On March 18, 2021 Mr. Menar was granted 1,944 restricted stock units, of which 972 RSUs time vest; and 972 RSUs performance vest in one-third increments on March 31, 2022, March 31, 2023, and March 31, 2024, subject to achievement of performance targets linked to the financial measures for the applicable performance period, the first of which ended December 31, 2021 and the second December 31, 2022. The level of achievement of the performance targets determines the number of performance RSUs eligible to vest on each vesting date. The financial measure for the first and second performance periods was total shareholder return relative to select comparator companies in the Russell 2000 Index (IT companies), and the performance target for the first and second performance periods was:
	Threshold	Target	Maximum	Level of achievement
Total Shareholder Return Relative to Select Comparator Companies	25th	50th	75th or above	18th percentile
Payout as a percent of LTI Target	50%	100%	160%	0%
The level of achievement of total shareholder return relative to select comparator companies for the first performance period was 52%, resulting in 52% of Mr. Menar’s first one-third of the performance RSUs to vest on March 31, 2022, and 18% for the second performance period, resulting in the forfeiture of the second one-third of the performance RSUs.

On August 12, 2021 Mr. Malhotra was granted 1,578 performance vesting RSUs. The RSUs vest ratably in one-third increments based on the level of achievement of the performance targets linked to the first performance period; thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date at the level of achievement of the performance targets for the first performance period. The performance targets for the first performance period were:
	Threshold	Target/Maximum	Level of achievement
FY 2021 Punchh LARR(1)	$41 million (82% of goal)	$50 million	$46.69 million (93.38% of goal)
FY 2021 Punchh CARR(1)	$66 million (85.7% of goal)	$77 million	$66 million (85.7% of goal)
(1)
Punchh LARR and Punchh CARR had weighted allocations of 75% and 25%, respectively “Punchh LARR” is annualized revenue from software as a service, or “SaaS”, and related revenue of Punchh software products, and is calculated by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. “Punchh CARR” is annualized revenue from SaaS and related revenue of Punchh software products that includes signed/booked sites that have yet to be activated, and is calculated by annualizing the monthly recurring revenue for all active sites and signed/booked sites that have yet to be activated as of the last day of each month for the respective reporting period.

Mr. Malhotra achieved performance at 85.45%, resulting in an 83% level of achievement. Therefore, the first one-third vested at 83% on March 1, 2022, the second one-third vested at 83% on March 1, 2023, and the third one-third increment will vest at 83% on March 1, 2024 subject to Mr. Malhotra’s continued employment through such vesting date.
PAR Government Retention Bonuses. In 2022, Mr. Nelson participated in an employee retention program used by PAR Government as a tool to recruit and retain certain of its employees and those of its subsidiaries (the “PGSC Retention Bonus”). The PGSC Retention Bonus is generally available to all employees of PAR Government and its subsidiaries who are not covered by the Service Contract Act. It is a percentage of an employee’s eligible total cash compensation paid in a fiscal year; it is established annually by PAR Government’s senior management, and is payable if the employee remains employed through and including the payment date in the immediately following year, generally in early March. The payment is reduced by the amount, if any, of the employer contribution for the employee to the profit-sharing component of the Company’s retirement plan.
Clawback and Forfeiture Policy. Our clawback policy currently provides for the potential recoupment of certain cash and equity incentive compensation paid to any current and former NEOs, other Section 16 officers, senior financial officers and other designated officers (the “Covered Officers”), and any other employee designated by the Compensation Committee (the “Covered Employees” and together with the Covered Officers, the “Covered Persons”), of the Company or any of its subsidiaries. Recoupment of performance-based incentive compensation would occur if the restatement of our financial statements is due to material noncompliance with any financial reporting requirement under applicable securities laws that is caused directly or indirectly by a Covered Officer. Further, in the event that the Compensation Committee determines that a Covered Person has engaged in certain injurious conduct, such as gross or intentional misconduct, embezzlement, theft, fraud or a breach of a fiduciary duty, then it may consider, in its discretion, to recoup any type of incentive compensation. We intend to update our clawback policy as necessary to comply with listing standards adopted by the NYSE implementing the SEC’s recently finalized Exchange Act Rule 10-D-1.
Benefits. Our NEOs are eligible to participate in the same benefit plan programs as all other Company employees, including medical, dental and vision insurance, group life insurance, short- and long-term disability coverage, partial reimbursement of health club/gym membership fees, and the Company’s 401(k) retirement plan (“retirement plan”) and open-market employee stock purchase plan.
Our retirement plan allows U.S. employees that meet eligibility requirements to contribute pre-tax (401(k)) or post-tax (Roth 401(k)) earnings up to the applicable annual IRS limits. Except for certain excluded employees of PAR Government, the retirement plan the Company to match 50% of each participating eligible employee’s annual contributions, up to 6% of such employee’s compensation for such fiscal year. Company matching contributions are subject to a three-year vesting period. The retirement plan also has a deferred profit-sharing component. Contributions to the profit-sharing component of the retirement plan are made at the discretion of the Board. No contributions were made to the profit-sharing program in 2022.

Pursuant to Mr. Singh’s February 27, 2020 employment agreement, the company secured an individual term life insurance and a supplemental individual long-term disability policy for Mr. Singh each of which became effective in 2022. The Company pays all premiums associated with these policies, and Company-paid premiums in respect of the individual term life policy constitute taxable income to Mr. Singh.
Deferred Compensation. We sponsor a non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may make voluntary deferrals of their salary and/or cash bonus to the plan. All amounts contributed or deferred under the non-qualified deferred compensation plan may be invested in one or more designated investment options. Distributions of amounts under the deferred compensation plan may be made in a lump sum amount or in annual installments upon specific events at the election of the employee. None of our NEOs made any contributions to the plan in 2022. The Board has the sole discretion to make employer contributions to the plan, although it did not make any such employer contributions in 2022.
Employment Arrangements in effect for 2022
We have written employment agreements with Messrs. Singh, Malhotra, and Nelson that set forth the terms of their employment, including initial base salaries and eligibility for short and long-term incentive compensation opportunities, severance entitlements (described further in Potential Payments Upon Termination below), and include certain restrictive covenants. Mr. Menar’s and Ms. King’s compensation is determined by the Compensation Committee, and they each participate in the employee benefit plans that the Company has adopted or may adopt, maintain, or contribute to, for the benefit of its employees, generally, which includes medical insurance and the PAR Technology Corporation Retirement Plan (401(k)).
Savneet Singh. Effective February 27, 2020, Mr. Singh and the Company entered into an employment agreement pursuant to which Mr. Singh serves as the Chief Executive Officer and President of the Company. On March 16, 2022, Mr. Singh’s employment agreement was amended. Under the terms of the amendment, Mr. Singh's annual base salary was increased to $620,000; his annual STI bonus payout for 2022 was changed to 85% (threshold), 100% (target), and 130% (maximum) achievement, with corresponding payouts of 50%, 100%, and 160%; and the performance targets linked to the performance vesting restricted stock units granted to him on March 17, 2020 were changed for the performance period January 1, 2022 to December 31, 2023 (the “Third Performance Period”). For the Third Performance Period, the performance targets are Annual Recurring Revenue and Annual Recurring Revenue Gross Margin; with “Annual Recurring Revenue” defined to mean the annualized revenue from SaaS and related revenue of the Company’s software products as of the last day of the Third Performance Period, and “Annual Recurring Revenue Gross Margin” defined to mean the Company’s gross margin of revenue from SaaS, related revenue of its software products and recurring payment processing services revenue, net of expenses, and excluding amortization of acquired and internally developed technology. Annual Recurring Revenue is calculated by annualizing the monthly recurring revenue for all locations active on the Company’s SaaS software as of the last day of the Third Performance Period and is include recurring payment processing services revenue, net of expenses.
Under the terms of Mr. Singh's employment agreement and, in the case of the 20,000 RSUs granted on March 4, 2022, the vesting terms of Mr. Singh’s equity awards may be shortened in the event of a change of control of the Company and/or Mr. Singh’s termination of employment by the Company without cause or his resignation for good reason. The Company provides Mr. Singh a company-paid long-term disability (LTD) policy payable in the amount of 60% of his base salary, which payment is reduced by payments made to Mr. Singh under the Company’s LTD plan, and a company-paid life insurance policy in the amount of $5,000,000; these policies are provided pursuant to Mr. Singh's employment agreement.
Raju Malhotra. Effective October 4, 2021, Mr. Malhotra and the Company entered into an employment agreement pursuant to which Mr. Malhotra serves as Chief Product and Technology Officer of the Company. Mr. Malhotra’s employment agreement provides for an annual base salary of $400,000, subject to adjustment by the Compensation Committee; beginning in 2022, participation in the Company’s incentive compensation plans as in effect from time to time, with an annual STI bonus target for 2022 equal to 87.5% of Mr. Malhotra's 2022 earned base salary and a 2022 LTI award with a grant date fair value of $1,500,000; a $250,000 retention bonus paid in April 2022; and a cash bonus of up to $1,000,000 subject to the achievement of performance targets to be established by the Compensation Committee.
Michael D. Nelson. On October 28, 2021, Mr. Nelson and PAR Government entered into an employment agreement pursuant to which Mr. Nelson serves as the President of PAR Government. Mr. Nelson's employment agreement provides for an annual base salary of $325,000, subject to adjustment by the Compensation

Committee; and beginning in 2022, participation in the Company’s incentive compensation plans as in effect from time to time, with an annual STI bonus target for 2022 equal to 40% of Mr. Nelson’s 2022 earned base salary and a 2022 LTI award with a grant date fair value equal to 20% of Mr. Nelson’s 2022 base salary.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K/A of PAR Technology Corporation for the fiscal year ended on December 31, 2022.
COMPENSATION COMMITTEE
James C. Stoffel (Chair)
Douglas G. Rauch
Cynthia A. Russo
Narinder Singh
The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference in other filings by the Company with the SEC, except to the extent the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference.

Summary Compensation Table
The following table provides certain summary information concerning the compensation earned for the years ended December 31, 2022, 2021 and 2020 by our CEO, CFO and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2022 (our NEOs).
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compensation ($)(6)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Savneet Singh, CEO and President	2022	611,346	—	766,800	—	750,200	—	$26,753	$2,155,099
	2021	569,231	—	—	—	548,852	—	6,371	1,124,454
	2020	493,510	—	4,550,400	2,674,895	484,616	—	16,807	8,220,228
Bryan A. Menar, Chief Financial and Accounting Officer, Vice President	2022	379,713	—	468,515	—	242,000	—	10,231	1,100,459
	2021	292,211	—	366,433	—	143,603	—	9,212	811,459
	2020	259,274	—	—	—	110,902	—	9,333	379,509
Cathy A. King Chief Legal Officer and Corporate Secretary	2022	377,615	—	518,510	—	242,000	—	11,692	1,149,817
Raju Malhotra, Chief Product and Technology Officer(8)	2022	400,000	250,000	1,499,976	—	423,500	—	9,960	2,583,436
	2021	248,347	—	99,966	—	245,231	—	764	594,308
Michael D. Nelson, President, PAR Government(9)	2022	325,000	13,910	64,986	—	143,130	—	10,446	557,472
	2021	25,000	136,140	—	—	—	—	96	160,096
1.	Under applicable SEC rules, we excluded compensation for Ms. King for the years prior to 2022 and for Mr. Malhotra and Mr. Nelson for the year prior to 2021, as they were not NEOs during those years.
2.
Amounts shown for 2022 are base salaries earned by our NEOs, as described in “Compensation Discussion and Analysis –2022 NEO Compensation Design.” Salary adjustments for Mr. Singh, Mr. Menar, and Ms. King were effective February 26, 2022.

3.
Amount shown for Mr. Malhotra in 2022 represents a retention bonus that was paid pursuant to the terms of his employment agreement. Amount shown for Mr. Nelson (i) in 2022 represents the PAR Government Retention Bonus of $13,910 and (ii) in 2021 represents a signing bonus of $135,000 and the PAR Government Retention Bonus of $1,140.

4.
Amounts shown represent time-vesting RSUs, which are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on March 4, 2022. The methodologies used in the valuation of the RSUs are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2022 Annual Report.

With respect to Mr. Singh, amounts shown for 2022 reflect the grant date fair value of the 20,000 time vesting RSUs granted March 4, 2022 that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to his continued employment through the applicable vesting dates;
With respect to Mr. Menar, amounts shown for 2022 reflect the grant date fair value of the 12,220 time vesting RSUs granted March 4, 2022 that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to his continued employment through the applicable vesting dates;
With respect to Ms. King, amounts shown for 2022 reflect the grant date fair value of the 13,524 time vesting RSUs granted March 4, 2022 that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to her continued employment through the applicable vesting dates;
With respect to Mr. Malhotra, amounts shown for 2022 reflect the grant date fair value of the 39,123 time vesting RSUs granted March 4, 2022 that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to his continued employment through the applicable vesting dates;
With respect to Mr. Nelson, amounts shown for 2022 reflect the grant date fair value of the 1,695 time vesting RSUs granted March 4, 2022 that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to his continued employment through the applicable vesting dates.
5.
Amount shown reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of options previously granted. Assumptions made in the valuation of the option award are discussed in Note 10 to the Company’s Consolidated Financial Statements included in the 2022 Annual Report.

6.
Amounts shown for 2022 represent the STI bonuses earned for 2022 by our NEOs. See “Compensation Discussion and Analysis – 2022 NEO Compensation Design” for additional information about the STI bonuses for 2022.

7.
Amounts shown for 2022 represent 401(k) employer matching contributions ($9,150 – Mr. Singh, $9,150 – Mr. Menar, $9,150 – Ms. King, $9,150 – Mr. Malhotra, and $9,150 – Mr. Nelson), the Company’s payment of premiums on term life insurance ($2,709 company paid and $504 group policy – Mr. Singh, $810– Mr. Menar, $2,322 – Ms. King, $810– Mr. Malhotra, and $1,242 – Mr. Nelson), the Company’s payment of premiums on supplemental long-term disability insurance ($10,418 – Mr. Singh), the value of the company paid vehicle ($3,772 – Mr. Singh), and payments made under our wellness reimbursement, service anniversary, and medical opt-out policies ($200 wellness – Mr. Singh, $271 service anniversary Mr. Menar, $220 medical opt-out- Ms. King, and $54 service anniversary – Mr. Nelson).

8.	Mr. Malhotra started serving as Chief Product and Technology Officer of the Company, effective October 4, 2021.
9.	Mr. Nelson started serving as President of PAR Government on November 30, 2021.

Grants of Plan-Based Awards
The following table provides information concerning the grant of plan-based awards to our NEOs in 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Savneet Singh		310,000	620,000	992,000	—	—	—	—	—	—	—
	03/04/2022	—	—	—	—	—	—	20,000	—	—	$766,800
Bryan A. Menar		100,000	200,000	320,000	—	—	—	—	—	—	—
	03/04/2022	—	—	—	—	—	—	12,220	—	—	$468,515
Cathy A. King		100,000	200,000	320,000	—	—	—	—	—	—	—
	03/04/2022	—	—	—	—	—	—	13,524	—	—	$518,510
Raju Malhotra		175,000	350,000	560,000	—	—	—	—	—	—	—
	03/04/2022	—	—	—	—	—	—	39,123	—	—	$1,499,976
Michael D. Nelson		65,000	130,000	208,000	—	—	—	—	—	—	—
	03/04/2022	—	—	—	—	—	—	1,695	—	—	$64,986
1.	The threshold, target and maximum payouts for all NEO STI awards for 2022 were 50%, 100% and 160%.
2.	Represents time vesting RSUs that vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to continued employment through the applicable vesting dates.
3.
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to plan-based awards made to our NEOs, excluding the effect of estimated forfeitures for tax withholding purposes. For each NEO, amounts reflect the market value of the shares underlying each award based on the closing price of our common stock on March 4, 2022 ($38.34), the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning stock and option awards held by our NEOs as of December 31, 2022.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Savneet Singh	575,000(2)	—	12.64	03/17/2030	—	—	—	—
	—	—	—	—	—	—	113,334(3)	2,954,617
	—	—	—	—	20,000(4)	521,400	—	—
Bryan A. Menar	34,500(5)	—	8.90	12/08/2027	—	—	—	—
	3,188(6)	—	22.18	08/13/2028	—	—	—	—
	5,382(7)	—	24.87	08/08/2029	—	—	—	—
	—	—	—	—	1,870(8)	48,751	—	—
	—	—	—	—	648(9)	16,893	648(9)	16,893
	—	—	—	—	12,220(4)	318,575	—	—
Cathy A. King	20,000(10)	—	5.12	07/29/2026	—	—	—	—
	3,188(6)	—	22.18	08/13/2028	—	—	—	—
	5,382(7)	—	24.87	08/08/2029	—	—	—	—
	639	321(11)	35.17	08/11/2030	—	—	—	—
	—	—	—	—	2,494(8)	65,019	—	—
	—	—	—	—	648(9)	16,893	648(9)	16,893
	—	—	—	—	13,524(4)	352,571	—	—
Raju Malhotra	36,825	26,305(12)	9.94	01/21/2031	—	—	—	—
	23,543	16,818(13)	9.94	01/21/2031	—	—	—	—
	—	—	—	—	—	—	1,053(14)	27,452
	—	—	—	—	39,123(4)	1,019,937	—	—
Michael D. Nelson	—	—	—	—	1,695(4)	44,189	—	—
1.	Amounts reflect the market value of the shares of common stock underlying the equity awards based on the closing price of our common stock on December 31, 2022 ($26.07).
2.	Fully vested non-qualified stock options granted on March 17, 2020.
3.
Performance vesting RSUs granted on March 17, 2020 that vest on the date or dates that the Compensation Committee certifies achievement of performance targets linked to the financial measures for the applicable two-year performance period: January 1, 2020 - December 31, 2021; January 1, 2021 - December 31, 2022; and January 1, 2022 - December 31, 2023.

4.
Time vesting RSUs granted on March 4, 2022. The RSUs vest ratably in one-third increments on March 1, 2023, March 1, 2024 and March 1, 2025, subject to continued employment through the applicable vesting dates.

5.	Fully vested non-qualified stock options granted on December 8, 2017.
6.	Fully vested non-qualified stock options granted on August 13, 2018.
7.	Fully vested non-qualified stock options granted on August 9, 2019.
8.
Time vesting RSUs granted on March 18, 2021. One-third of the RSUs vested on March 31, 2022, one-third vests on March 31, 2023 and the final one-third vests March 31, 2024, subject to continued employment through the applicable vesting dates.

9.
On March 18, 2021, 972 time vesting RSUs and 972 performance vesting RSUs were granted, of the performance vesting RSUs, one-third vested on March 31, 2022 and one-third will vest on March 31, 2023 and one-third will vest on March 31, 2024 subject to achievement of performance targets linked to financial measures for the applicable performance period ending December 31, 2022 and December 31, 2023, respectively; and of the time vesting RSUs, one-third vested on March 31, 2022, and one-third will vest on March 31, 2023, and one-third will vest on March 31, 2024 in each case, subject to continued employment through the applicable vesting dates.

10.	Fully vested non-qualified stock options granted on July 29, 2016.
11.
Non-qualified stock options granted on August 11, 2020. One-third vested on August 11, 2021 and August 11, 2022 and the final one-third vests August 11, 2023, subject to continued employment through the applicable vesting date.

12.
Non-qualified stock options assumed in the acquisition of Punchh Inc. in April 2021. Twenty-five percent vested on August 17, 2021 and 1/48th vest each month thereafter, subject to continued employment through the applicable vesting dates.

13.
Incentive stock options assumed in the acquisition of Punchh Inc. in April 2021. Twenty-five percent vested on August 17, 2021 and 1/48th vest each month thereafter, subject to continued employment through the applicable vesting dates.

14.
Performance vesting RSUs granted on August 12, 2021 vest ratably in one-third increments based on the level of achievement of the performance targets linked to FY 2021 Punchh LARR and FY 2021 Punchh CARR financial measures (“initial level of achievement”); thereafter, the balance of the RSUs vest on the first anniversary and second anniversary of the initial vesting date at the initial level of achievement.

Option Exercises and Stock Vested
The following table provides information concerning each vesting of stock awards during 2022 for our NEOs.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercises ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Savneet Singh	—	—	130,311	4,808,944
Bryan A. Menar	—	—	2,042	86,330
Cathy A. King	—	—	2,353	28,765
Raju Malhotra	—	—	435	18,005
Michael D. Nelson	—	—	—	—
1.	Amounts reflect the market value of the shares based on the closing price of our common stock on the date of vesting, excluding the effect of forfeitures for tax withholding purposes.

Potential Payments Upon Termination
The amounts in the following table generally estimate potential payments that would have been due if an NEO’s employment terminated effective December 31, 2022, under each of the circumstances specified below.
NEO	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefit (present value) ($)	Acceleration and Continuation of Equity Awards(1) ($)	Total Termination Benefits ($)
(a)	(b)	(c)	(d)	(e)
Savneet Singh(2)(3)
Voluntary Termination or Resignation Without Good Reason	11,923	—	—	11,923
Without Cause or For Good Reason(4)	1,537,123	34,440	2,028,246	3,599,809
Without Cause or For Good Reason During Change of Control Protection Period(5)	1,692,123	41,328	3,679,363	5,412,814
Death or Disability(6)(7)	6,262,123	—	1,824,719	8,086,843
Bryan A. Menar(8)
Voluntary Termination or Resignation Without Good Reason	7,692	—	—	7,692
Without Cause or For Good Reason	7,692	—	—	7,692
Without Cause or For Good Reason During Change of Control Protection Period(9)	7,692	—	401,113	408,805
Death or Disability(7)(10)	907,692	—	384,220	1,291,912
Cathy A. King(11)
Voluntary Termination or Resignation Without Good Reason	7,692	—	—	7,692
Without Cause or For Good Reason	7,692	—	—	7,692
Without Cause or For Good Reason During Change of Control Protection Period(12)	7,692	—	452,624	460,316
Death or Disability (7)(13)	507,692	—	434,483	942,175
Raju Malhotra(3)(14)
Voluntary Termination or Resignation Without Good Reason	10,769	—	—	10,769
Without Cause or For Good Reason(15)	144,103	—	—	144,103
Without Cause or For Good Reason During Change of Control Protection Period(16)	144,103	—	1,742,963	1,887,066
Death or Disability(7)	1,010,769	—	1,019,937	2,030,706
Michael D. Nelson(3)(17)
Voluntary Termination or Resignation Without Good Reason	14,191	—	—	14,191
Without Cause or Due to Disability(19)	122,524	—	—	122,524
Without Cause or Due to Disability During Change of Control Protection Period(20)	176,691	—	44,189	220,879
Death or Disability(7)(21)	839,191	—	44,189	883,379
1.	Amounts reflect the market value of the shares underlying equity awards based on the closing price of our common stock on December 31, 2022 ($26.07).
2.
Mr. Singh’s potential termination payments are based on his February 27, 2020 employment agreement. Upon termination of his employment for any reason, Mr. Singh would receive his accrued but unpaid base salary, accrued but unused vacation ($11,923), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. With the exception of a voluntary termination or resignation without good reason, Mr. Singh would receive the cash value of his STI payment for 2022 totaling $750,200. Any COBRA continuation of medical/welfare benefits for Mr. Singh includes the full value of medical, dental, and vision insurance ($2,296 per month).

3.
Payment of separation payments to Mr. Singh, Mr. Malhotra and Mr. Nelson are subject to the Company’s receipt of a fully executed and effective release, continued compliance with their respective non-disclosure agreements and any post-employment covenants set forth in their respective employment agreements or releases.

4.
Upon a termination without cause or for good reason, Mr. Singh would receive 15 months of severance; his earned, but unpaid STI bonus for 2022; and 15 months of COBRA continuation ($34,440). In addition, Mr. Singh’s unvested RSUs with a value of $521,400, would vest as if he remained employed for 15 months following termination, and his performance vesting RSUs, with a value of $1,506,846, would vest based on the actual level of achievement during the performance period in which his employment was terminated.

5.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Singh would receive 18 months of severance; his earned, but unpaid STI bonus for 2022, and 18 months of COBRA continuation ($41,328). In addition, Mr. Singh’s unvested RSUs would fully vest at a value of $695,209, and a portion of Mr. Singh’s performance vesting RSUs would vest and be deemed earned at target at a value of $2,984,155.

6.
Upon termination due to death or disability, Mr. Singh’s unvested time vesting RSUs would vest on a prorated basis at a value of $317,873, and a portion of his performance RSUs would vest at a value of $1,506,846.

7.
Disability is paid as pay continuation and the value would be based on multiple factors. Short–term disability (STD) and long–term disability (LTD) are both payable from the Company’s insurance policies. Mr. Singh, Mr. Menar, Ms. King and Mr. Malhotra participate in STD coverage that pays 100% of base salary up to 8 weeks and 60% of base salary, capped at $2,000, for the remainder of up to 26 weeks. Mr. Nelson participates in the Government STD coverage which is payable in the amount of 60% up to $2,000 per week the NEO is deemed disabled after a one-week waiting period. Messrs. Singh, Menar and Mr. Nelson participate in the LTD policy which is payable in the amount of $5,000 per month the NEO is deemed disabled. Mr. Malhotra participates in the LTD policy which is payable in the amount of $12,000 per month the NEO is deemed disabled. Our NEOs, are insured for basic life insurance (premiums paid by the Company) in the amount of $500,000, which is the policy maximum. Messrs. Menar, Malhotra, and Nelson are insured for supplemental life insurance (premiums paid by the NEOs) in the respective amounts of $400,000, $500,000, and $325,000. The Company provides Mr. Singh, per his employment agreement, with a company-paid LTD policy which is payable in the amount of 60% of his base salary (reduced by group LTD plan) and a company-paid life insurance policy in the amount of $5,000,000.

8.
Upon termination of his employment for any reason, Mr. Menar would receive his accrued but unpaid base salary, accrued but unused vacation unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. Mr. Menar’s potential payments upon termination for acceleration and continuation of equity awards are based on the terms of the grant agreements covering his equity awards outstanding at termination.

9.
Upon a change of control, Mr. Menar’s unvested time vesting restricted stock units would fully vest at a value of $384,220, and upon a termination without cause during a change of control protection period, Mr. Menar’s unvested performance vesting restricted stock units would also fully vest at a value of $16,893.

10.	Upon a termination due to death, Mr. Menar’s unvested time vesting restricted stock units would vest at a value of $384,220.
11.
Upon termination of her employment for any reason, Ms. King would receive her accrued but unpaid base salary, accrued but unused vacation ($7,692), unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company. Ms. King’s potential payments upon termination are based on the terms of the grant agreements covering her equity awards outstanding at termination.

12.
Upon a change of control, Ms. King’s unvested options, and time vesting restricted stock units would fully vest at a value of $435,731, and upon a termination without cause during a change of control protection period, Ms. King’s unvested performance vesting restricted stock units would fully vest at a value of $16,893.

13.	Upon a termination due to death, Ms. King’s unvested time vesting restricted stock units would vest at a value of $434,483.
14.
Mr. Malhotra’s potential payments upon termination are based on his employment agreement with the Company, effective October 4, 2021, and his outstanding equity award agreements. Upon termination of his employment for any reason, Mr. Malhotra would receive his accrued but unpaid base salary, accrued but unused sick time, $10,769, unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company.

15.	Upon a termination without cause or for good reason, Mr. Malhotra would receive four months of severance, paid in four monthly payments, totaling $133,333.
16.
Upon a termination without cause or for good reason during a change of control protection period, Mr. Malhotra would receive four months of severance, paid in four monthly payments, totaling $133,333. Upon a change of control Mr. Malhotra’s unvested options, and time vesting restricted stock units would fully vest at a value of $1,715,511, and upon a termination without cause during a change of control protection period, Mr. Malhotra’s unvested performance vesting restricted stock units would also fully vest at a value of $27,452.

17.
Mr. Nelson’s potential payments upon termination are based on his employment agreement with PAR Government, dated October 28, 2021. Upon termination of his employment for any reason, Mr. Nelson would receive his accrued but unpaid base salary, accrued but unused vacation, $14,191, unreimbursed business expenses and nonforfeitable benefits under the terms of any welfare benefit plan or retirement benefit plan maintained by the Company.

19.	Upon a termination without cause or due to disability, Mr. Nelson would receive four months of severance totaling $108,333.
20.
Upon a termination without cause or due to disability during a change of control protection period, Mr. Nelson would receive six months of severance totaling $162,500. Upon a change of control, Mr. Nelson’s unvested time vesting restricted stock units would fully vest at a value of $44,189.

21.	Upon a termination due to death, Mr. Nelson’s unvested time vesting restricted stock units would vest at a value of $44,189.

CEO Pay Ratio
As set forth in the Summary Compensation Table, our CEO’s annual total compensation for 2022 was $2,155,099. Our median employee’s annual total compensation for 2022 was $74,082 resulting in a CEO pay ratio of 29:1.
For purposes of determining the 2022 CEO pay ratio our “median employee” for 2022 was identified using the following methodology and material assumptions, adjustments, and estimates:
•
We identified the individuals employed by the Company and its consolidated subsidiaries as of December 31, 2022, including full-time, part-time, seasonal and temporary workers for a total of 1925 employees (excluding the CEO).

•	As permitted by the SEC rules, we did not include 150 employees of MENU Technologies AG, an entity that we acquired in July 2022.
•	As permitted by the SEC rules, we excluded 74 employees located outside the United States. The countries in which such excluded employees are located are:
○	Australia – 14 employees
○	Ireland – 1 employee
○	Northern Mariana Islands – 50 employees
○	United Arab Emirates – 6 employees
○	United Kingdom – 3 employees
•	We annualized compensation for all full-time and part-time employees that were employed for less than the full fiscal year 2022.
•
We reviewed the Company’s payroll records and ranked all included Company employees high to low based on their IRS Form W–2 Box 5 compensation (or country equivalent wages) as of December 31, 2022. For employees receiving their compensation in a currency other than USD, we converted their compensation into USD using the exchange rate as of December 31, 2022.

We calculated the annual total compensation of our median employee for 2022 using the same rules that apply to reporting the annual total compensation of our NEOs, including our CEO, in the Summary Compensation Table. The CEO pay ratio information is being provided for the purposes of compliance with the pay ratio disclosure requirement and is intended to be a reasonable estimate calculated in a manner consistent with the SEC rules. Neither the Company’s Compensation Committee nor the Company’s management used the CEO pay ratio in making compensation recommendations or decisions. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio should not be used as a basis of comparison between the Company and other companies.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis above.
						Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for the PEO[1]	Compensation Actually Paid to the PEO[2]	Average Summary Compensation Table Total for the Non-PEO NEOs[3]	Average Compensation Actually Paid to the Non-PEO NEOs[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income[7]	Non-GAAP Adjusted EBITDA[8]
2022	$2,155,099	($7,771,695)	$1,347,796	$649,506	$84.81	$103.62	($69,319)	($18,845)
2021	$1,124,454	$1,928,070	$516,345	$1,617,502	$171.67	$162.50	($75,799)	($17,793)
2020	$8,220,228	$55,524,053	$447,781	$1,024,510	$204.26	$142.50	($36,562)	($12,453)

1.
The dollar amounts reported in this column are the amounts reported for Savneet Singh (the Company's Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table.

2.
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Singh, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Singh. Equity values are calculated in accordance with FASB ASC Topic 718.

3.
The dollar amounts reported in this column represent the average of the amounts reported for the Company's named executive officers (NEOs) as a group (excluding Mr. Singh) are the amounts reported in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of these NEOs (excluding Mr. Singh) included for these purposes in each applicable year are as follows: (i) for 2022, Bryan A. Menar, Cathy King, Raju Malhotra, and Michael Nelson (as reported in this Proxy Statement); (ii) for 2021, Bryan A. Menar, Raju Malhotra, Michael Nelson, and Matthew R. Cicchinelli (as reported in the Company's 2022 proxy statement); and (iii) for 2020, Bryan A. Menar and Matthew R. Cicchinelli (as reported in the Company's 2021 proxy statement).

4.
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Singh), as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the total compensation actually realized or received by these individuals. In accordance with the requirements of Item 402(v) of Regulation S-K, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, as adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Name of PEO	Reported Summary Compensation Table Total for PEO	[Less] Reported Value of Equity Awards(a)	[Plus] Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year- End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	[Equals] Compensation Actually Paid
2022	PEO	$2,155,099	$766,800	$521,400	($3,026,018)	$0	($5,299,345)	($1,356,031)	($7,771,695)
2022	Non-PEO NEOs	$1,347,796	$637,997	$433,818	($336,186)	$0	($122,295)	($35,629)	$649,506
2021	PEO	$1,124,454	$0	$0	($4,464,854)	$0	$5,896,434	($627,963)	$1,928,070
2021	Non-PEO NEOs	$516,345	$136,276	$864,037	($11,620)	$427,013	($8,342)	($33,655)	$1,617,502
2020	PEO	$8,220,228	$7,225,295	$53,244,073	$1,709,419	$538,568	($655,570)	($307,369)	$55,524,053
2020	Non-PEO NEOs	$447,781	$37,484	$49,981	$407,798	$0	$170,298	($13,864)	$1,024,510
5.
Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on our common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

6.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Technology Index.

7.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year (in thousands).
8.
The dollar amounts reported represent non-GAAP Adjusted EBITDA, which is the net loss before income taxes, interest expense and depreciation and amortization of the Company’s Restaurant/Retail segment, as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition expenses, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance.

Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
As described in more detail in Compensation Discussion and Analysis, the Company’s executive compensation programs reflect a variable pay-for-performance philosophy. While the Company utilizes multiple performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term term performance, and therefore does not specifically align the Company performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with the SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PAR Technology & Peer TSR vs. Compensation Actually Paid
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
($10.00)
($20.00)
Compensation Actually Paid ($M)
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
Value of $100 Investment from December 31, 2019
$55.52
$204.26
$171.67
$162.45
$142.50
$100.00
$103.62
$84.81
$1.93
$1.02
$1.62
$0.65
($7.77)
12/31/2019
12/31/2020
12/31/2021
12/30/2022
PEO CAP ($M)
Average NEO CAP ($M)
PAR
Russell 2000 Technology Index

PAR Technology Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
($10.00)
($20.00)
$0.00
($10.00)
($20.00)
($30.00)
($40.00)
($50.00)
($60.00)
($70.00)
($80.00)
$55.52
$1.02
($36.56)
$1.93
$1.62
($75.80)
$0.65
($7.77)
($69.32)
12/31/2020
12/31/2021
12/30/2022
PEO CAP ($M)
Average NEO CAP ($M)
Net Income

PAR Technology Non-GAAP Adjusted EBITDA vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Non-GAAP Adjusted EBITDA ($M)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
($10.00)
($20.00)
($10.00)
($15.00)
($20.00)
($25.00)
($30.00)
$55.52
$1.02
$1.93
$1.62
($7.77)
$0.65
($12.45)
($17.79)
($18.85)
12/31/2020
12/31/2021
12/30/2022
PEO CAP ($M)
Average NEO CAP ($M)
Non-GAAP Adjusted EBITDA

Most Important Performance Measures
As described in greater detail in the Compensation Discussion and Analysis, the Company’s executive compensation programs reflect a variable pay-for-performance philosophy. The metrics that the Company uses for both long-term and short-term incentive awards are selected based on an objective to incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
Most Important Financial Performance Measures
Non-GAAP Adjusted EBITDA
Annual Recurring Revenue (ARR)
Government Net Income Before Taxes

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Board and our Compensation Committee are committed to strong corporate governance practices and to executive compensation programs that align the interests of our executives with those of our shareholders. We believe our compensation programs have been structured to align the interests of our executives with those of our shareholders, by balancing near-term results with long-term success, and to enable us to attract, retain, and reward our executive officers for delivering shareholder value. The compensation paid to our NEOs in 2022 is disclosed in the narrative discussion and compensation tables described in detail under the heading “Compensation Discussion and Analysis” of this proxy statement.
The Board of Directors unanimously recommends a vote FOR the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.
As an advisory vote in accordance with Section 14A of the Exchange Act, this proposal is not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.
The next non-binding, advisory vote regarding the compensation paid to our NEOs will be held at the 2024 annual meeting of shareholders.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2023
The Audit Committee has appointed and is requesting ratification by the shareholders of the committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of votes cast and entitled to vote on this proposal. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table shows the fees billed for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended December 31, 2022 and December 31, 2021.
	Fiscal Year Ended
Type of Fees	2022	2021
Audit Fees(1)	$1,207,155	$1,541,624
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$1,207,155	$1,541,624
(1)
Audit Fees are fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s interim financial statements included in quarterly reports and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Fiscal year ended December 31, 2022 includes fees related to consents issued for certain registration statements and fiscal year ended December 31, 2021 includes fees related to comfort letters and consents issued for certain registration statements.

All auditing services and permitted non-audit services, including the fees and terms thereof, performed by Deloitte & Touche LLP were pre-approved by the Audit Committee.
One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will have the opportunity to make a statement, if they so desire, and be available to answer appropriate questions.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our compensation plans under which shares of our common stock are authorized for issuance as of December 31, 2022.
Plan Category	Shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Shares of common stock available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Company’s shareholders	1,576,127(1)	$13.98	2,500,192(2)
Equity compensation plans not approved by the Company’s shareholders	—	—	—
Total(3)	1,576,127	$13.98	2,500,192
(1)	Includes 3,250 shares available for issuance under PAR Technology Corporation 2005 Equity Incentive Plan, which expired in December 2015, but outstanding awards remain.
(2)	Reflects 330,000 shares available for issuance under the PAR Technology Corporation 2021 Employee Stock Purchase Plan and 2,170,192 shares available for issuance under the 2015 Equity Incentive Plan.
(3)
The table does not include 252,694 shares issuable upon exercise of outstanding options that were assumed by the Company in connection with the acquisition of Punchh Inc. in April 2021 (which have a weighted-average exercise price of $9.26).

2024 ANNUAL MEETING
Shareholder proposals.
For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices not later than December 19, 2023. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.
For a shareholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary not more than 90 days nor less than 60 days before next year’s annual meeting. However, in the event the Company provides less than 70 days’ notice or prior public disclosure of the date of next year’s annual meeting, a shareholder’s proposal must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made.
Proposals should be addressed to our Corporate Secretary at PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
Director nominations and deadlines.
Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating shareholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws. To nominate a director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the nomination must be received by the Corporate Secretary not more than 90 days nor less than 60 days before next year’s annual meeting. However, in the event the Company provides less than 70 days’ notice or prior public disclosure of the date of next year’s annual meeting, a shareholder’s nomination must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made.
In addition, to comply with SEC regulations under Rule 14a-19, the SEC’s universal proxy rule, if a shareholder intends to solicit proxies in support of director nominees submitted under our Bylaws for next year’s annual meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 by April 2, 2024 (or, if next year’s annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of next year’s annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
Director nominations and notices under Rule 14a-19 should be addressed to our Corporate Secretary, PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, New York 13413-4991.
By Order of the Board of Directors,

Cathy A. King
Corporate Secretary
April 17, 2023
A copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, including financial statements thereto but not including exhibits, is available without charge upon written request to: PAR Technology Corporation, Attn: Investor Relations, 8383 Seneca Turnpike, New Hartford, New York 13413.

PAR TECHNOLOGY CORPORATION
PAR TECHNOLOGY PARK 8383 SENECA TURNPIKE
NEW HARTFORD, NY 13413-4991

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PAR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98498-P88066 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAR TECHNOLOGY CORPORATION

The Board of Directors recommends you vote FOR each of the nominees.

1. Election of Directors:

Nominees:

	For	Withhold
1a. Keith E. Pascal	☐	☐
1b. Douglas G. Rauch	☐	☐
1c. Cynthia A. Russo	☐	☐
1d. Narinder Singh	☐	☐
1e. Savneet Singh	☐	☐
1f. James C. Stoffel	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Non-binding advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D98499-P88066

REVOCABLE PROXY - PAR TECHNOLOGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS - JUNE 1, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Savneet Singh and Cathy A. King or any one of them, jointly or severally, as proxies with full power of substitution, to vote all shares of common stock of PAR Technology Corporation (the "Company") which the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders to be held on Thursday, June 1, 2023 at 10:00 a.m. (Eastern Time), at www.virtualshareholdermeeting.com/PAR2023 and at any adjournment or postponement thereof, for the matters set forth and more particularly described in the accompanying Notice of 2023 Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the nominees for director, and FOR Proposals 2 and 3, and in the proxies' discretion with respect to such other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side